UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________________

(5)	Total fee paid:

__________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

__________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________________

(3)	Filing Party:

__________________________________________________________________________________________

(4)	Date Filed:

__________________________________________________________________________________________

2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

March 30, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders to be held on Thursday, May 11, 2017, at 10:00 a.m., Central Daylight Time, at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders' questions.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to take advantage of the practice of furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about March 30, 2017, we are mailing to our shareholders (other than those shareholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or, if you requested printed materials, by signing, dating and promptly returning your proxy card enclosed with the proxy materials. Your vote is important.

Sincerely yours,
James C. Mastandrea
Chairman and Chief Executive Officer

2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 11, 2017
To our Shareholders:

You are invited to attend our 2017 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042, on Thursday, May 11, 2017 at 10:00 a.m., Central Daylight Time for the following purposes:

1.	To elect one trustee to serve until our 2020 annual meeting of shareholders and thereafter until his successor has been duly elected and qualified (Proposal No. 1);

2.	To approve the 2018 Long-Term Equity Incentive Ownership Plan (Proposal No. 2);

3.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 3);

4.	To determine, in an advisory (non-binding) vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal No. 4);

5.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 5); and

6.	To transact other business that may properly come before the meeting or any adjournment thereof.

All shareholders of record as of the close of business on February 13, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary
March 30, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 11, 2017:

This Proxy Statement and Whitestone's Annual Report to Shareholders for the fiscal year ended December 31, 2016 are available for review by shareholders of record at: http://materials.proxyvote.com/966084

WHITESTONE REIT

2600 South Gessner Road
Suite 500
Houston, Texas 77063
www.whitestonereit.com

_____________________

PROXY STATEMENT
_____________________

The following information is furnished in connection with the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT (the “Company” or “Whitestone”), to be held on Thursday, May 11, 2017 at 10:00 a.m., Central Daylight Time, at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042. This Proxy Statement, our 2016 Annual Report on Form 10-K (“Annual Report”), and Form of Proxy are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about March 30, 2017.

SOLICITATION AND VOTING

The Board of Trustees of Whitestone (our “Board”) is soliciting proxies to be used at our Annual Meeting to be held on May 11, 2017 at 10:00 a.m., Central Daylight Time, at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042 or at any postponement or adjournment thereof.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of one trustee to serve until our 2020 annual meeting of shareholders, (2) to approve the 2018 Long-Term Equity Incentive Ownership Plan, (3) to approve, in an advisory (non-binding) vote, the compensation of our named executive officers, (4) to determine, in an advisory (non-binding) vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years, and (5) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

 Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares as of the close of business on the record date, February 13, 2017, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on February 13, 2017, we had 29,773,726 common shares outstanding. Common shareholders are entitled to one vote for each common share that they owned on the record date.
Shareholder of Record: Shares Registered in Your Name. If on February 13, 2017 your shares were registered directly in your name with Whitestone's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy as set forth below.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If on February 13, 2017 your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

 Why didn't I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders electronically. By utilizing electronic delivery, we lower the costs of delivery of proxy materials, and protect the environment by reducing our use of paper. We only mail proxy materials to those shareholders who specifically request a paper copy. On or about March 30, 2017, we mailed to all shareholders a Notice of Internet Availability of Proxy Materials that contained an overview of the proxy materials and explained several methods by which shareholders could view the proxy materials online or request a printed copy of the proxy materials to be delivered via regular mail or e-mail. There is no charge for requesting a printed copy. The Notice of Internet Availability of Proxy Materials includes a website address that provides you with instructions on how to view our proxy materials on the Internet and enables you to notify us to send proxy materials to you via e-mail.

Can I find additional information on the Company website?

Yes. Our website is www.whitestonereit.com. Although the information contained on our website is not and should not be considered part of this Proxy Statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees and SEC filings. A copy of any of these documents may be obtained free of charge by writing to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations.

How do I vote?

You may either vote for or withhold your vote on the election of the trustee nominee and you may vote for, against, or abstain from voting on the other proposals. The procedures for voting are set forth below.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone or mail. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
  If a shareholder provides a proxy but gives no instructions, the shareholder's shares will be voted in accordance with the recommendations of our Board.
You may authorize a proxy in three ways:
•Vote online. You can access the proxy materials and vote at www.proxyvote.com. To vote online, you must have your 16-digit control number provided in your proxy materials.

•Vote by telephone. Besides voting online, you also have the option to vote by telephone by dialing 1-800-690-6903 and following the instructions provided.

•Vote by regular mail. If you requested printed materials and would like to vote by mail, then please mark, sign and date your proxy card enclosed with the printed materials and return it promptly in the postage-paid envelope provided.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials from that organization rather than from Whitestone. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the Notice of Internet Availability of Proxy Materials or contact your broker, bank or other agent to request a proxy card.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are the shareholder of record of your shares, you may change or revoke your proxy at any time before it is exercised in one of three ways:

•
You may send a written notice of revocation, which must be received by the close of business on May 10, 2017, to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063;

•	You may submit another properly completed proxy card bearing a later date which must be received by the close of business on May 10, 2017; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of February 13, 2017, the record date, there were 29,773,726 common shares outstanding and entitled to vote. Thus, 14,886,864 common shares must be represented in person or by proxy at the Annual Meeting to constitute a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What are the recommendations of the Board?

1.	Our Board recommends a vote “FOR” the trustee nominee.

2.	Our Board recommends a vote "FOR" the approval of the 2018 Long-Term Equity Incentive Ownership Plan.

3.	Our Board recommends a vote "FOR" the advisory vote on executive compensation.

4.	Our Board recommends a vote for "3 YEARS" on the advisory vote for the frequency of the advisory vote on executive compensation.

5.
Our Board recommends a vote “FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD”, votes and broker non-votes with respect to Proposal No. 1 (election of trustee), (ii) “FOR,” “AGAINST,” and “ABSTAIN” votes and broker non-votes with respect to Proposal No. 2 (approval of 2018 Long-Term Equity Incentive Ownership Plan) and Proposal No. 3 (advisory vote on executive compensation), (iii) “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” votes and broker non-votes with respect to Proposal No. 4 (advisory vote on the frequency of shareholder votes on executive compensation) and (iv) “FOR,” “AGAINST,” and “ABSTAIN” votes with respect to Proposal No. 5 (ratification of our independent registered public accounting firm).

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange, Proposal No. 1 (election of trustee), Proposal No. 2 (approval of the 2018 Long-Term Equity Incentive Ownership Plan), Proposal No. 3 (advisory vote on executive compensation), and Proposal No. 4 (advisory vote on the frequency of shareholder vote on executive compensation) are non-routine matters and a broker, bank or other agent does not have discretionary authority to vote on such proposal. Conversely, Proposal No. 5 (ratification of the appointment of our independent registered public accounting firm) is a routine matter and brokers, banks or other agents have discretionary authority to vote on such proposal.

How many votes are needed to approve each proposal?

•
For a trustee nominee to be elected (Proposal No. 1), such nominee must receive the vote of a plurality of all the votes cast at the Annual Meeting, whether in person or by proxy, in respect of his election. This means the nominee receiving the greatest number of “FOR” votes will be elected. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum. In addition, our corporate governance guidelines provide that any nominee for trustee in an uncontested election who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

•
For the 2018 Long-Term Equity Incentive Ownership Plan (Proposal No. 2) to be approved, the proposal must receive a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions will have the same effect as a vote against the proposal but broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

•
For the advisory vote on executive compensation (Proposal No. 3) to be approved the proposal must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered for the purpose of determining quorum.

•
For the advisory vote for the frequency of holding an advisory vote on executive compensation (Proposal No. 4), the option of “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives a majority of all the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by shareholders. In either case, this vote is advisory and not binding on the Board or the Company in any way, and the Board or the Nominating and Corporate Governance Committee may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.

•
For the ratification of the appointment of our independent registered public accounting firm (Proposal No. 5) to be approved the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 5 has received the requisite number of affirmative votes, abstentions will have no impact because they will not be counted as votes cast for this purpose, although they will be considered for determination of a quorum.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, posting our proxy materials on an Internet website and providing any requested paper or electronic copies of our proxy materials, our officers or employees may also solicit proxies by telephone, e-mail or personal interview. Officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of approximately $7,500, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to Alliance Advisors, LLC at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, or to our Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other agents, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided us with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.
Whitestone and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY, 11717.
Upon written or oral request, Whitestone will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a request to Whitestone, either in writing or telephone, at the address or telephone number listed under “Whom should I contact if I have any questions?” below. Requests must be received by April 25, 2017 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Investor Relations department in the same manner.

How can I obtain Whitestone’s Annual Report on Form 10-K?

Our Annual Report for the year ended December 31, 2016, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.whitestonereit.com. If you wish to receive a copy of our Annual Report for the year ended December 31, 2016, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report for the fiscal year ended December 31, 2016 is not, and should not be considered to be, a part of our proxy materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting and may be accessed from the SEC's website at www.sec.gov.

How and when may I submit a shareholder proposal for Whitestone’s 2018 annual meeting of shareholders?

In order for a shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to be considered for inclusion in the proxy statement for the 2018 annual meeting of shareholders, written proposals must be received by the Corporate Secretary at Whitestone REIT, 2600 South

Gessner Road, Suite 500, Houston, Texas 77063, no later than November 30, 2017 and comply with all applicable requirements of Rule 14a-8.

Pursuant to Whitestone's bylaws, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for the 2018 annual meeting of shareholders, you must deliver proposals to our Corporate Secretary, in writing, not later than December 30, 2017, nor earlier than November 30, 2017. We also advise you to review Whitestone’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2018 annual meeting of shareholders is more than 30 days before or after May 11, 2018.

A more detailed discussion regarding the submission of proposals for the 2018 annual meeting of shareholders is provided under “Corporate Governance - Shareholder Nominations for Trustee” below.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, or call (713) 435-2219. If you have questions about your ownership of our common shares, please contact our transfer agent, American Stock Transfer and Trust Company, LLC (www.astfinancial.com) by dialing 1-800-937-5449, or via e-mail at info@astfinancial.com.

PROPOSAL NO. 1 - ELECTION OF TRUSTEE

Nominee for Trustee

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class serves for a three-year term.

In March 2017, our Board increased the number of trustees from five to six and appointed David F. Taylor to fill the vacancy as a Class I trustee to serve until our 2019 annual meeting of shareholders. As a result, Daryl J. Carter and Donald F. Keating are our current Class II trustees and their terms expire at our Annual Meeting. Jack L. Mahaffey and James C. Mastandrea are our current Class III trustees and their terms expire at our 2018 annual meeting of shareholders. Paul T. Lambert and David F. Taylor are our current Class I trustees and their terms expire at our 2019 annual meeting of shareholders.

In addition, at the Board's request, Mr. Daniel G. DeVos, who served as trustee from 2009 to 2013, has served the Company as a trustee emeritus, since 2013, allowing other trustees to continue to draw upon Mr. DeVos' knowledge and experience in an advisory and non-voting capacity.

On March 27, 2017, Mr. Carter notified the Company that he will not stand for re-election at our Annual Meeting. Effective at the Annual Meeting, the number of trustees will be reduced from six to five. Mr. Keating, our other current Class II trustee, is standing for re-election at the Annual Meeting. Mr. Keating was recommended for re-election to our Board by our Nominating and Corporate Governance Committee, was nominated for re-election by the Board and has accepted the nomination.

Trustees are elected by a plurality of all votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. This means that the nominee receiving the greatest number of “FOR” votes will be elected. In addition, our corporate governance guidelines provide that any nominee for trustee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

Shares represented by valid proxies will be voted, if authority to do so is not withheld, for the election of Mr. Keating. The Board has no reason to believe that Mr. Keating will be unable to serve as trustee. In the event, however, that Mr. Keating should be unavailable for election as a result of an unexpected occurrence, shares represented by valid proxies will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose.

If elected at the Annual Meeting, Mr. Keating has agreed to serve until the 2020 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Keating is not being nominated for election pursuant to any agreements or understandings between us and any other person.

Our Board of Trustees unanimously recommends that you vote “FOR” the election of Donald F. Keating.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of the nominee for trustee included in Proposal No. 1 and for each of our trustees with terms expiring after the Annual Meeting, and the period during which each has served as a trustee.

Trustee	Age(1)	Business Experience	Trustee Since
Nominees
Donald F. Keating	84	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil (NYSE) until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008
Other Trustees
Paul T. Lambert	64	Mr. Lambert has served since 1995 as the Chief Executive Officer of Lambert Capital Corporation, a private real estate investment company. He served on the Board of Directors and was the Chief Operating Officer of First Industrial Realty Trust, Inc. (NYSE) from its initial public offering in October 1994 to the end of 1995. Since 1998 Mr. Lambert has also served as a trustee of Pillarstone Capital REIT (OTC Bulletin Board).	2013
Jack L. Mahaffey	85	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Council.	2000
James C. Mastandrea	73
Mr. Mastandrea has over 38 years of experience in the real estate industry and 20 years of experience serving in high level positions of publicly traded companies. He has served as our Chairman and Chief Executive Officer since 2006. He has also served since 2003 as the President, Chief Executive Officer and Chairman of Pillarstone Capital REIT (OTC Bulletin Board). Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments (NYSE). Mr. Mastandrea also served in the U.S. Army. Mr. Mastandrea is a director of Cleveland State University Foundation Board and regularly lectures to MBA students at the University of Chicago and teaches as an adjunct professor at Rice University's Jones Graduate School of Business.
			2006
David F. Taylor	53	Mr. Taylor currently serves as the Managing Partner of the Houston office of Locke Lord LLP. Mr. Taylor has been a Partner in the firm of Locke Lord LLP since 1996 and has served as a corporate and securities attorney at Locke Lord LLP since 1989.	2017

(1) As of March 17, 2017.

Qualifications of Trustees

When considering whether our trustees and trustee nominee have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

• Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting, as well as supervisory roles in the accounting industry, and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee and as a member of our Nominating and Corporate Governance and Compensation Committees and our Board.

• Mr. Mahaffey:  The Board considered his extensive experience and demonstrated oversight and decision-making abilities as a senior executive with large companies in the petroleum industry and his experience in managing investments and determined that he was uniquely qualified to oversee and administer our compensation programs in the capacity of Chairman of the Compensation Committee and as a member of our Nominating and Governance and Audit Committees and our Board.

• Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his more than 38 years of experience in the commercial real estate industry, and his 20 years of experience serving in high level positions of publicly traded companies, and determined that his leadership and intimate knowledge of Whitestone and his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our growth and operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

• Mr. Lambert: The Board considered his significant experience in the commercial real estate industry and financing of development projects, as well as his demonstrated leadership skills, and concluded that he is well qualified to perform oversight functions as a member of our Board and as member of our Compensation and Chairman of our Nominating and Corporate Governance Committees.

• Mr. Taylor:  The Board considered his significant experience and decision-making abilities as a leader of the Houston office of a national law firm, as well as his background and experience in the legal industry, his corporate and securities law, corporate governance, and capital markets focus, and determined that he is well qualified to serve as a member of our Board.

There are no family relationships among any of our trustees or executive officers, other than James C. Mastandrea, our Chairman and Chief Executive Officer and Christine J. Mastandrea, our Vice President of Corporate Strategy, who are married to each other.

CORPORATE GOVERNANCE

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. This section describes our governance framework, which includes the following highlights:

•	All trustees attended 100% of Board meetings in 2016;

•	Regular trustee performance assessments;

•	Independent Audit, Compensation and Nominating and Corporate Governance Committees;

•	Regular executive sessions of independent trustees;

•	Risk oversight by full Board and Committees; and

•	Share ownership guidelines for executive officers and trustees.

Independence

Under the listing standards of the New York Stock Exchange (“NYSE”), and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” trustees and a nominating and corporate governance committee, compensation committee, and audit committee, each composed solely of independent trustees. In determining trustee independence, the Board broadly considers all relevant facts and circumstances, including the rules of the NYSE. The Board considers these issues not merely from the standpoint of a trustee, but also from that of persons or organizations with which the trustee has an affiliation. An independent trustee is free of any relationship with Whitestone or its management that may impair the trustee’s ability to make independent judgments.

Our Board has affirmatively determined that five of our six current trustees are “independent” as that term is defined by the NYSE listing standards and applicable SEC rules.  These trustees are Daryl J. Carter, Donald F. Keating, Paul T. Lambert, Jack L. Mahaffey, and David F. Taylor. Mr. Mastandrea is not independent because he is an employee of the Company.

Meetings and Committees of the Board of Trustees

Our Board met three times during 2016.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Our independent trustees preside over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during the period of 2016 in which they served as a trustee.

All of our trustees serving at the time attended our 2016 annual meeting of shareholders in person. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has established a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Daryl J. Carter(1)		X
Donald F. Keating	X	Chairman	X
Paul T. Lambert	Chairman		X
Jack L. Mahaffey	X	X	Chairman
David F. Taylor(2)
Number of Meetings in 2016	1	4	1

(1) Mr. Carter's term ends at the Annual Meeting, and he is not standing for re-election.
(2) Mr. Taylor joined our Board in March 2017 and has not yet been appointed to any committees.

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;

•	recommending nominees for committees of our Board; and

•	overseeing matters concerning corporate governance practices.

The committee currently consists of Paul T. Lambert, Donald F. Keating and Jack L. Mahaffey, with Mr. Lambert serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;

•	an in-depth knowledge of and working experience in finance or marketing;

•	capital markets or public company experience;

•	university teaching experience in a Master of Business Administration or similar program;

•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or

•	public or private company board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee.  Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee may interview the candidate in person or by telephone.  After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board elects nominees recommended by the committee to fill vacancies on our board and nominates the nominees for election by shareholders after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for nomination all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. If a shareholder is recommending a candidate to serve on our Board, the recommendation must include the information specified in our bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all common shares or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, that are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of common shares or other security) in any Whitestone securities of any person;

•	the record or “street name” holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage for the Whitestone shareholder, proposed nominee or shareholder associated person the risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the share performance graph in the most recent annual report to shareholders of Whitestone or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•	the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2008. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see “Solicitation and Voting - How and when may I submit a shareholder proposal for Whitestone's 2018 annual meeting of shareholders?”

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of our financial statements; and assisting the Board in its oversight of the following:

•	management’s responsibilities to assure there is in place an effective system of internal controls over financial reporting;

•	the qualifications and independence of our registered public accounting firm;

•	the performance of our registered public accounting firm; and

•	our compliance with our ethical standards, policies, plans and procedures, and applicable laws and regulations.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Daryl J. Carter, Donald F. Keating and Jack L. Mahaffey, with Mr. Keating serving as chairman. On March 27, 2017, Mr. Carter notified the Company that he will not stand for re-election at our Annual Meeting. The Nominating and Corporate Governance Committee and the Board will determine a replacement for Mr. Carter on the Audit Committee. Our Board has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are:

•	assisting our Board in discharging its responsibilities relating to our overall compensation and benefit structure;

•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations;

•	reviewing and approving Chief Executive Officer compensation as well as executive officer compensation;

•
annually reviewing and making recommendations to the Board concerning the adoption, terms and operation of the Company’s compensation plans for all trustees, officers and other executives, including incentive compensation and equity-based plans that are subject to board approval; and

•
approving grants and/or awards of restricted shares, share options and other forms of equity-based compensation, and otherwise administer the Company’s equity incentive plans in compliance with applicable tax laws.

The committee currently consists of Paul T. Lambert, Donald F. Keating and Jack L. Mahaffey, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees and to recommend for approval by the Board the compensation of our Chief Executive Officer. The committee also administers our 2008 Long-Term Equity Incentive Ownership Plan (the “2008 Plan”) and will administer the 2018 Long-Term Equity Incentive Ownership Plan (the “2018 Plan”) if approved by shareholders.

Executive compensation is reviewed at least annually by the committee.  Our Chief Executive Officer completes performance reviews annually and provides recommendations to the committee with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board or management, to assist it in the performance of its duties. Information on the committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

For reference to all committee charters, please visit our website at www.whitestonereit.com.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is well qualified and best situated to serve as Chairman because he is the trustee most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Our four independent trustees preside over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. We believe that consolidating our leadership structure without a lead independent trustee provides an efficient and effective management model, which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board and management.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis – Compensation Related Risk Management.” Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	Expenditures of over $1.0 million require Board approval;

•	A Board-level Investment Committee that reviews and approves all acquisition and disposition decisions;

•	A limitation on base salary of $100,000 for any employee hired unless the Compensation Committee of our Board approves a greater amount; and

•	A compliance policy regarding insider information, disclosure of non-public information, and limitation on employee and trustee transactions of our shares.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Trustees and Executive Officers

The following table sets forth information as of March 16, 2017 regarding the beneficial ownership of our common shares by each of our trustees and our named executive officers and by all trustees and executive officers as a group. The percentage ownership in the following table is based on 29,803,963 common shares outstanding as of the close of business on March 16, 2017.

Name of Beneficial Owner(1)	Common Shares and Units Beneficially Owned(2)	Percentage Ownership
Named Executive Officers:
James C. Mastandrea	952,831(3)	3.18% (4)
John J. Dee	116,744(5)	*
David K. Holeman	281,481(6)	*
Bradford Johnson	92,452(7)	*
Christine J. Mastandrea	952,831(8)	3.18% (4)
Non-Employee Trustees:
Daryl J. Carter	14,132	*
Donald F. Keating	34,269	*
Paul T. Lambert	50,118	*
Jack L. Mahaffey	44,170	*
David F. Taylor	—	*
All executive officers and trustees as a Group (10 persons) (9) (10)	1,586,197	5.29%

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 South Gessner, Suite 500, Houston, Texas 77063.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)
Includes 139,022 restricted common shares, 125,713 time-based restricted common share units and 137,402 units of limited partnership interest in our operating partnership (“OP units”), held by Midwest Development Venture IV, of which Mr. Mastandrea is the general partner and a limited partner, that contain no voting rights and with respect to which Mr. Mastandrea has sole investment power, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis. Excludes 536,753 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 50,722 common shares and 22,181 restricted common shares held by Christine J. Mastandrea, Mr. Mastandrea’s spouse. Mr. Mastandrea disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(4)
The total number of common shares outstanding used in calculating Mr. Mastandrea's and Ms. Mastandrea's percentage ownership assumes that all OP units held by Mr. Mastandrea are redeemed for common shares and none of the OP units held by other persons are redeemed for common shares.

(5)
Includes 36,471 restricted common shares and excludes 83,551 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 14,505 common shares pledged to secure a margin loan.

(6)
Includes 60,948 restricted common shares, 57,142 time-based restricted common share units and excludes 244,099 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 27,164 common shares pledged to secure a margin loan.

(7)
Includes 25,608 restricted common shares and excludes 141,299 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 44,302 common shares pledged to secure a margin loan.

(8)
Includes 22,181 restricted common shares and excludes 150,100 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 413,465 common shares, 139,022 restricted common shares and 201,728 OP Units, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis, held by James C. Mastandrea, Ms. Mastandrea’s spouse. Ms. Mastandrea disclaims beneficial ownership of shares held by her spouse, except to the extent of her pecuniary interest therein.

(9)	Except as otherwise described herein, none of the shares beneficially owned by our trustees or named executive officers have been pledged as security for an obligation.

(10)
In computing the aggregate number of shares and units beneficially owned and the aggregate percentage ownership by all executive officers and trustees as a group, shares and units beneficially owned by both Mr. Mastandrea and Ms. Mastandrea have not been counted twice.

Beneficial Owners of More Than 5% of Common Shares

The following table sets forth information regarding the beneficial ownership of our common shares by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common shares. The percentage of class owned in the following table is based upon 29,803,963 common shares outstanding as of the close of business on March 16, 2017.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
The Vanguard Group. Inc.	3,278,028 (1)	11.00%
100 Vanguard Boulevard
Malvern, PA 19355

Vanguard Specialized Funds - Vanguard REIT Index Fund - 23-2834924	2,177,987 (2)	7.31%
100 Vanguard Boulevard
Malvern, PA 19355

Blackrock, Inc.	2,159,493 (3)	7.25%
40 East 52nd Street
New York, NY 10022

(1)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 10, 2017 reporting beneficial ownership as of December 31, 2016. The Vanguard Group, Inc. possessed sole voting power over 31,452 common shares, sole dispositive power over 3,246,576 common shares and shared dispositive power with Vanguard Fiduciary Trust Company, its wholly owned subsidiary, over 31,452 common shares.

(2)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 14, 2017 reporting beneficial ownership as of December 31, 2016. Vanguard Specialized Funds - Vanguard REIT Index Fund -23-2834924 possessed sole voting power over 2,177,987 common shares.

(3)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on January 26, 2017 reporting beneficial ownership as of December 31, 2016. Blackrock, Inc. possessed sole voting power over 2,113,561 common shares and sole dispositive power over 2,159,493 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the disclosure requirements of Item 405 of SEC Regulations S-K require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	73	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 – present)
Chief Executive Officer and Chairman of Pillarstone Capital REIT, an OTC Bulletin Board real estate company (2003 – present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company (1978 – present); Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 – 1998).

John J. Dee	65	Chief Operating Officer (October 2006 – present)
Trustee, Senior Vice President, and Chief Financial Officer of Pillarstone Capital REIT (2003 – present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 – 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 – 2002); several management positions including Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 - 2000).

David K. Holeman	53	Chief Financial Officer (November 2006 – present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006); Controller and Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003).

Bradford D. Johnson	58	Vice President of Acquisitions and Asset Management (2010 – present)
Vice President Acquisitions and Development of Campus Living Villages Funds (REIT), subsidiary of Transfield Holdings Group, fund sponsor, developer and owner (2008 - 2010); Director of Place Properties Inc., military and student-housing developer, owner and operator (2003 - 2007); Chief Financial Officer and Director - Matrix Health Care Development Inc., developer, owner and senior housing operator (1995 - 2003).

Christine J. Mastandrea	51	Vice President of Corporate Strategy (2013 - present)	Independent advisor to the Company (2006 - 2012). Chief Operating Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (1996 – present).

______________
(1) As of  March 17, 2017.

TRUSTEE COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time trustees expend in fulfilling their duties as well as the skill level it requires of members of the Board.
Our non-employee trustees are paid an annual fee of $20,000. In addition, our non-employee trustees receive $1,000 for each in-person or $500 for each telephonic Board meeting they attend. Trustees do not receive additional compensation for committee meetings. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend Board meetings and paid a $1,000 per diem fee when an independent trustee is required to travel to another city to review properties for acquisition or perform other services. Additionally, each non-employee trustee receives an annual grant of 1,500 common shares and, if a non-employee trustee so chooses, may receive any monetary fees in the form of common shares. In February 2017, the Compensation Committee and the Board approved an increase in the annual share grant to each non-employee trustee to 3,000 common shares commencing for the year ending December 31, 2017.
The table below summarizes the compensation the Company paid to each non-employee trustee in 2016:

Name(1)	Fees Earned or Paid in Cash	Share Awards(2)	Total(3)
Daryl J. Carter	$—	$43,105	$43,105
Donald F. Keating	33,500	21,105	54,605
Paul T. Lambert	—	43,105	43,105
Jack L. Mahaffey	34,500	21,105	55,605

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea is included under "Executive Compensation - Summary Compensation Table" below.

(2)
On December 21, 2016, each independent trustee was awarded 1,500 common shares. Mr. Carter and Mr. Lambert were paid their trustee fees in common shares. The share award amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(3)	We do not have a pension plan or non-qualified deferred compensation plan.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis, or CD&A, is intended to provide background related to the compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to as the named executive officers, or NEOs. Our performance driven entrepreneurial culture, which focuses on value creation for our shareholders, capitalizes on the “disruptive” opportunities created by e-commerce in the retail real estate segment of the industry. The years of experience of our NEOs working together warrant compensation that is directly tied to their experience to add value within the complexities of an e-commerce resistant business model and a challenging business environment. The CD&A presents the philosophy, methods, practices, policies and processes that our Compensation Committee, or the Committee, uses to make decisions regarding NEO compensation and provides important information and summary material regarding the compensation levels, incentive programs and incentive awards to our NEOs.

The Committee believes that the NEO’s interests have been strongly aligned with those of the shareholders since our management was internalized in late 2006. From 2006 until 2008, they faced significant challenges and accomplished significant goals to position the Company for profitable growth. In 2008, the Long-Term Equity Incentive Ownership Plan, (the “2008 Plan”), was approved by shareholders to align the interests of the NEO’s with those of the shareholders through performance-vested equity grants. Each and every Whitestone associate is a participant in the 2008 Plan.

The information presented below demonstrates that our NEOs have accomplished significant goals on behalf of our shareholders in 2016 and in prior years. We believe these results are due to the alignment between our NEOs interests and those of our shareholders through the 2008 Plan, which is predominately based on performance-based equity grants. We believe the information in this CD&A also demonstrates that our compensation governance program is commensurate with our Company's growth and follows the best practices in the industry.

The Committee's charter specifies its responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Committee is responsible for the assessment of executive compensation relative to Whitestone's performance, ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A discusses (1) our executive compensation philosophy, strategy, process and procedures which are centered on a pay-for-performance philosophy and take into consideration the entrepreneurial approach required of our NEOs to build the Company beginning in 2006, and (2) all compensation components for our five NEOs, including a summary of the following:

•	our overall compensation programs and characteristics;

•	performance evaluation methodology and results;

•	compensation plans adopted and that may be considered in the future; and

•	comparative market compensation assessment.

Throughout this discussion, James C. Mastandrea, Chairman and Chief Executive Officer, John J. Dee, Chief Operating Officer, David K. Holeman, Chief Financial Officer, Bradford D. Johnson, Vice President of Acquisitions and Asset Management, and Christine J. Mastandrea,Vice President of Corporate Strategy are the executives referred to as NEOs.

PAY FOR OPERATING PERFORMANCE SUMMARY

Whitestone Performance - 2016

In 2016, we advanced our transformation to a pure-play retail REIT, produced a total shareholder return of 31%, and achieved substantial growth in many key financial and operating areas of the business.

Highlights of 2016 include the following:

•	Grew operating portfolio occupancy by 200 basis points

•	Grew annualized base rent per leased square foot by 16%

•	17.5% increase in net income

•	11.8% increase in revenues

•	13.3% increase in net operating income (“NOI”)

•	5.1% growth in same store NOI

•	10.1% increase in funds from operations (“FFO”) Core

•	8.2% increase in rental rates on new and renewal leases on a GAAP basis

•	$72.5 million in property acquisitions

•	$22 million in improvements to properties and new development

•	$93 million in property dispositions

These financial results reflect the continuing success of our differentiated strategy and operating model, which we believe will continue to allow us to grow, and result in further increases in profitability and shareholder value
We define FFO Core by using the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO and adjusting for certain items that are not indicative of the ongoing operating results of the Company. We believe these adjustments are appropriate in determining FFO Core as they allow for greater comparability of period over period performance.
Management considers FFO and FFO Core as useful additional measures of performance for an equity REIT, because those metrics better reflect the operating performance of its properties by excluding real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time, and other capital investments such as acquisition costs and non-cash compensation. Since real estate values have historically risen or fallen with market conditions, management believes that FFO and FFO Core provide a more meaningful and accurate indication of the company's performance and useful information for the investment community to compare Whitestone to other REITs. We believe that FFO is generally recognized as the industry standard for reporting the operations of REITs. In addition, we believe that most REITs provide some form of adjusted or modified FFO. For a more detailed explanation of FFO and FFO Core, including a reconciliation to our net income, which is the most closely comparable GAAP measure, please refer to “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report.

PAY RELATED TO MARKET PERFOMANCE SUMMARY

The following graph illustrates the total shareholder return of Whitestone versus the compensation peer group for the year ended December 31, 2016.
The following graph illustrates the three-year growth of each of Whitestone’s Annual Incentive Plan metrics:

2016 Pay for Performance Decisions

The following table summarizes the decisions of the Compensation Committee in 2016 vs. 2015. These decisions were primarily performance-based as a result of strong financial and operating performance (high compound annual growth rates in key financial measures) over the past five years. Our compensation philosophy is to pay for performance at market median or above when performance warrants, and to provide more than a significant majority of total compensation in variable, at-risk pay. In the table below, the base salaries for each of Mr. Mastandrea (CEO) and Mr. Holeman (CFO) are in the lower 25th percent quartile relative to industry averages. Additionally the CEO and CFO waived earned cash bonuses for the prior three years although they were eligible.

Name	Base Salary		Annual Incentive-Cash		Long-term Incentive-Stock		Total
	2015	2016	2015	2016	2015	2016	2015	2016
Mr. Mastandrea	$415,385	$400,000	$—	$—	$1,295,560	$3,317,600	$1,710,945	$3,717,600
Mr. Dee	224,474	220,000	11,813	10,000	66,100	301,600	302,387	531,600
Mr. Holeman	259,616	250,000	—	—	594,900	1,508,000	854,516	1,758,000
Mr. Johnson	204,923	220,000	18,504	10,000	132,200	377,000	355,627	607,000
Ms. Mastandrea	198,000	220,000	15,469	10,000	132,200	377,000	345,669	607,000

Summary of Whitestone Compensation Practices

Compensation Best Practices that We Follow

Pay for Performance - We tie pay to performance. Over 85% of our executive pay is considered “at risk”. We set clear financial goals for corporate performance and differentiate based on individual achievement. In establishing goals, we select performance metrics that drive both our short-term and long-term corporate strategy in accordance with our strategic plan.

Performance Based Long-Term Incentives - With respect to the past 5 years of long-term incentive awards, over 75% of the award value is tied to challenging FFO goals with expected three to six year vesting.

Formulaic Short-Term Incentives - 100% of the NEOs’ annual incentive bonus awards are based upon company and individual goals established and approved by the Compensation Committee.

Mitigate Undue Risk - We mitigate undue risk associated with compensation, including utilizing caps on potential payments, retention provisions, multiple performance targets and robust board and management processes to identify risk.

Independent Compensation Consulting Firm - The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.
Minimal Perquisites - We provide only minimal perquisites to our executive officers.

Regular Review of Share Utilization - Annually we evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares) to ensure appropriate dilution to shareholders and adequate market competitive compensation to employees.

Equity Ownership Guidelines - We require our trustees and executive officers to acquire and maintain prescribed levels of ownership of our shares in order to align their interests with those of our shareholders.

Review NEO Total Compensation - We review total compensation analyses for our NEOs prior to making executive compensation decisions.
Minimum Vesting Requirements - In February 2017, we instituted a minimum one year vesting requirement for all equity-based compensation awards.

Compensation Practices That We Do Not Follow
Allowing Excise Tax Gross-Ups Upon Change in Control
Repricing of Underwater Share Options
Guaranteed Bonus or Retention Bonus for Executive Officers
Severance Multipliers Greater Than 3.0X

Shareholder Say on Pay

The Company provides its shareholders with the opportunity to cast advisory votes on executive compensation (a “say-on-pay proposal”) every three years. At our annual meeting of shareholders in 2014, 96% of the votes cast on the say-on-pay proposal were voted in favor of the resolution. As a result, the Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider vote results for say-on-pay proposals when making compensation decisions for the Company's executive officers. Shareholders will have the opportunity to cast their advisory vote on the compensation of our NEOs as disclosed in this proxy statement at the Annual Meeting, and also reject or accept the Company’s recommendation to have the “say-on-pay” frequency every three years as proposed.

Compensation Strategy and Philosophy

Our corporate business model is based on the creation of community-centered properties that are carefully tenanted and positioned to add value to the communities in which they are located. Our business model is entrepreneurial, involves a high degree of long-term planning, strategic thought and careful execution so that our properties effectively function as communities. This entrepreneurial business model is focused on stability and longer-term value creation rather than short-term cash flows and value gains. Accordingly, our Committee has adopted a compensation philosophy, to which our management team fully subscribes, that is focused on long-term incentives tied to growth in our FFO and FFO Core, which the Committee believes is indicative of longer-term value creation. The linchpin of this compensation philosophy is a heavy weighting of compensation to performance vesting restricted share units, as opposed to high salaries, cash bonuses or time-vested restricted share grants.

The Committee believes that an effective executive compensation strategy has several components aimed at specific objectives and timeframes.

•Base Salary. The Committee believes that our current NEO base salaries do not reflect market levels for similar positions with competitor companies. The Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary given our growth and size. Due to our need to re-structure, re-position, and re-capitalize the Company to transform it into a real estate portfolio of geographically diversified profitable investment assets, and the mitigation of the impact of the 2007-2009 recession, our salaries currently significantly lag such benchmark as confirmed by our independent compensation consultant.

		Base Salary ($)
Name	Title	2015	2016	% Change
James C. Mastandrea	Chairman & CEO	$415,385	$400,000	(3.7)%
John J. Dee	COO	224,474	220,000	(2.0)%
David K. Holeman	CFO	259,616	250,000	(3.7)%
Bradford Johnson	VP Acquisitions & Asset Mgmt	204,923	220,000	7.4%
Christine J. Mastandrea	VP Corporate Strategy	198,000	220,000	11.1%

•Annual Incentive Bonus. A bonus provides an opportunity for employees to receive a short-term award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of our operation:

•	Corporate performance;

•	Business unit (functional area) performance; and

•	Individual performance.

We have historically not paid significant cash bonuses and have paid no bonuses to our CEO and CFO over the last three years.

Our company-wide annual cash bonus program for our employees, including our NEOs, makes employees eligible for annual cash bonuses based on achievement of defined financial and operational goals by us and their individual business units. The goals include revenues, property NOI, FFO and FFO Core. The bonus percentages range from 15% to 25% of annual base salaries for the NEOs. During 2016, John J. Dee,

Bradford D. Johnson and Christine J. Mastandrea were each paid a cash bonus of $10,000, No other cash bonuses were paid to NEOs in 2016.

		2016 Annual Incentive Bonus
		Target		Achieved
Name	Base Salary	Value ($)	% of base salary	Value ($)	% of base salary	Paid ($)
James C. Mastandrea	$400,000	$100,000	25%	$31,250	8%	$—
John J. Dee	220,000	33,000	15%	10,238	5%	10,000
David K. Holeman	250,000	62,500	25%	19,531	8%	—
Bradford Johnson	220,000	55,000	25%	15,625	7%	10,000
Christine J. Mastandrea	220,000	55,000	25%	15,625	7%	10,000

The annual incentive bonuses for 2015, which were paid in 2016, were based on the achievement of the defined goals for revenue, property NOI, FFO and FFO Core as shown below.

The 2015 annual incentive bonus goals for our NEOs were as follows:

		% Growth over 2014
Metric	Weight	Target	Achieved
Revenue	25%	34%	29%
Property NOI	25%	25%	31%
FFO	25%	38%	22%
FFO Core	25%	31%	27%

The annual incentive bonuses for 2016, which if achieved would be payable in early 2017, are based on achievement of defined goals for revenue, property NOI, FFO and FFO Core.

The 2016 annual incentive bonus goals for our NEOs were as follows:

		% Growth over 2015
Metric	Weight	Target	Achieved
Revenue	25%	26%	12%
Property NOI	25%	26%	13%
FFO	25%	33%	1%
FFO Core	25%	29%	10%

•Long-Term Equity Incentive Ownership Plan. In July 2008, our shareholders approved the 2008 Plan to provide equity-based grants as incentive compensation to our NEOs and other employees and in 2014 our shareholders approved performance goals relative to awards under the 2008 Plan. The 2008 Plan provides an opportunity for our employees to receive grants of equity (restricted common shares and restricted common share units) that vest over time or upon the achievement of long-term goals that create incremental value for the Company and our shareholders. The 2008 Plan is designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy and is considered by the Committee to be the most important component of total compensation and key retention of participants, which is to think and act like owners. The following table illustrates the total grant date fair value, or GDFV, of long-term incentive awards provided to our NEOs in 2016.

	2016 Long-term Incentive Awards
	Time-based		Performance-based
Name	No. of Units	GDFV ($)	No. of Units	GDFV ($)	Total GDFV ($)
James C. Mastandrea	220,000	$3,317,600	—	$—	$3,317,600
John J. Dee	—	—	20,000	301,600	301,600
David K. Holeman	100,000	1,508,000	—	—	1,508,000
Bradford Johnson	—	—	25,000	377,000	377,000
Christine J. Mastandrea	—	—	25,000	377,000	377,000

•Benefits and Other Perquisites. We provide the NEOs, as well as all other employees, a full range of benefits related to insurance for health and security. These benefit plans, and other perquisites to key employees, are consistent with those of our competitors for experienced executives and are an important component of retention.

The Committee's charter outlines the key objectives in the governance of compensation plan development and award decisions, including its major responsibilities to evaluate our performance and executive compensation and the relationship between pay and performance in any year and over time. Additionally, the Committee must ensure to the extent possible that we maintain our ability to attract and retain employees in key positions and that compensation opportunities to key employees remain competitive relative to those of similarly situated executives of our peer companies. The Committee believes the executive compensation packages currently provided to our NEOs reflect the elements outlined above and have specific performance measurement and accountability that correlate with the receipt of incentive awards.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance.
A significant portion of each NEO's pay opportunity relates to the performance-based awards granted pursuant to the 2008 Plan, which will vest based on achievement of FFO targets and then the passage of time.

Compensation should be fair and competitive.
We believe that our compensation is fair and competitive; however, our base salaries and annual incentive pay for our NEOs are in the bottom quartile of the comparable companies in our industry. A significant portion of our NEOs' compensation is expected to be in the form of long-term awards granted under the 2008 Plan and 2018 Plan.

Executive share ownership is required.
Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As restricted shares vest, we expect our executives will retain a significant number of their vested shares in accordance with our share ownership guidelines.

The Committee and the Board exercise independent judgment.
On behalf of our shareholders, the Committee and the Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Roles and Responsibilities in Compensation Decisions

The Committee is specifically responsible for compensation decisions related to our Chief Executive Officer. The Committee reviews, assesses and approves recommendations from our Chief Executive Officer regarding any determination of base salary and bonuses to all officers, including the other NEOs. The Committee's philosophy and strategy and the programs adopted by our Board establish the general parameters within which our Chief Executive Officer recommends compensation for the other NEOs.

James C. Mastandrea, our Chairman and Chief Executive Officer, annually reviews the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Committee also evaluates the performance of our NEOs.

The Committee performs an assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Committee to review the Company's current pay programs and levels and to address questions related to effective compensation plans and associate retention.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Committee has structured our annual and long-term executive compensation to motivate and reward executive officers in the achievement of our business goals.

As a part of the compensation decision making process, the Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other real estate investment trusts (“REITs”), which we refer to as the Compensation Peer Group. The Committee used SEC filings for the Compensation Peer Group to assist it in considering compensation for our NEOs. Among other items, the SEC filings provided company specific, sector specific and position specific compensation information including base salary, total annual cash compensation and long-term compensation. The Committee relied on this data to provide it with relevant market compensation data for our NEOs compared to the Compensation Peer Group in order to make compensation decisions for our NEOs. The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies with whom we believe we compete for talent, investment opportunities, and shareholder investment dollars.

For 2016, the Committee utilized the following criteria for determining the Compensation Peer Group:

•	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

•
Companies of similar size as our company measured by market capitalization (implied market capitalization and total capitalization), gross leasable area (square feet), number of properties and number of employees; and

•	Companies that report a range of performance results (FFO and FFO per share) that are comparable to those of our Company.

A total of 16 public companies were used in the Committee analysis for 2016 and are listed below. All numbers are shown in millions.

Company Name	Ticker	Assets(1)	Market Cap(2)	EBITDA(1)
Agree Realty Corporation	ADC	$749	$687	$52
Cedar Realty Trust, Inc.	CDR	$1,322	$602	$85
Cousins Properties Incorporated	CUZ	$2,598	$2,024	$205
First Potomac Realty Trust	FPO	$1,527	$659	$89
Gladstone Commercial Corporation	GOOD	$833	$322	$69
Gramercy Property Trust, Inc.	GPT	$2,452	$444	$112
Inland Real Estate Corp.	IRC	$1,550	$1,068	$113
Investors Real Estate Trust	IRET	$1,782	$851	$161
Monmouth Real Estate Investment Corporation	MNR	$972	$660	$61
One Liberty Properties, Inc.	OLP	$655	$358	$43
Post Properties Inc.	PPS	$2,272	$3,202	$200
PS Business Parks, Inc.	PSB	$2,187	$2,362	$238
Ramco-Gershenson Properties Trust	RPT	$2,154	$1,315	$156
Saul Centers Inc.	BFS	$1,297	$1,087	$135
STAG Industrial, Inc.	STAG	$1,824	$1,256	$144
Urstadt Biddle Properties Inc.	UBA	$861	$655	$65

WHITESTONE REIT	WSR	$855	$347	$63

Note: Inland Real Estate Corp. (IRC) and Post Properties Inc. (PPS) have been acquired and merged, respectively.

(1) Source: SNL Financial - In each case, as of the company's most recent quarter.
(2) Source: SNL Financial - In each case, based on traded market price on March 18, 2016 multiplied by the number of shares outstanding.

We compete with many companies for experienced executives, and the Committee generally benchmarked compensation for the NEOs against the compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations may be expected based on relative experience levels, market factors, and circumstances particular to us.

The Committee will continue to review a variety of information, including that provided by compensation consultants, as necessary, in the future to determine the appropriate level and mix of incentive compensation.

Compensation Related Risk Management

Incentive compensation plans and other opportunities for additional compensation are triggered by financial and operating results and by the behavior and decisions of management. As a part of compensation administration, the Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Committee's responsibility is an evolving duty and focus. The Committee has reviewed the elements of compensation to determine whether they encourage excessive risk taking and concluded that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Committee has also taken certain steps to establish policies and procedures, including limits on expenditures and a robust Board-level Investment Committee approval process, that we believe are likely to limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The combined experience of our NEOs, the length of time they have worked together, and the relatively smaller size of our Company at this time makes these risk management policies easier to manage. However, as the Company grows, the Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level of the Company.

Employment and Change of Control Agreements

On August 29, 2014, based on the recommendation of the Committee and approval of the Board, the Company entered into employment agreements with Messrs. Mastandrea and Holeman, largely in recognition of the need to provide them certain protections if their employment should be involuntarily terminated without “cause” or terminated by them for “good reason.” The Company also entered into change in control agreements with the other NEOs on August 29, 2014. These change in control agreements are designed to compensate the NEOs in the event of a fundamental change in the Company, and to provide an incentive to these executives to continue with us at least through such time. A more complete description of the employment agreements and change in control agreements is set forth under “Executive Compensation - Employment Agreements; Payments Upon Change in Control.” We believe that these agreements will help us to retain executives who are essential to our long-term success, and that the terms of these agreements are consistent with the practices of our peer companies.

2014 Grants

Messrs. Mastandrea, Holeman, Dee, and Johnson and Ms. Mastandrea received significant performance-based and time-based grants in 2014.

A majority of these 2014 grants were intended to retain and reward the executive officers due to the fact the Company awarded minimal long-term incentive awards for the period from 2006 to 2013, as shown by the table below.

Summary of Shares Granted Under the 2008 Plan as a % of Shares Outstanding (1)
	2006 - 2008	2009	2010	2011	2012	2013	2014	2015	2016
Shares and OP Units Outstanding (2)	4,816	5,261	7,486	12,799	17,628	22,506	23,234	27,488	30,571
Grants	—	601	32	—	100	328	2,059	327	546
Forfeitures	—	(12)	(56)	(5)	(53)	(88)	(274)	(101)	(55)
Expected to Forfeit	—	—	—	—	—	—	(431)	(33)	(69)
Net Grants	—	589	(24)	(5)	47	240	1,354	193	422
% of Shares and OP Units Outstanding	—%	11.2%	(0.3)%	—%	0.3%	1.1%	5.8%	0.7%	1.4%
(1) All numbers in thousands, except percentages
(2) As of December 31st				Net Grants as a % of Shares and OP Units Outstanding
				2011 - 2016 (Since IPO)		2009 - 2016 (Since 2008 Plan Approval)		2006 - 2016 (New Sr Mgt Team)
				1.7%		1.9%		1.7%

When the NEOs joined the Company in 2006, the Company's incentive program was not designed to promote real ownership in the Company or alignment with shareholders. In addition, the Company had no strategic direction, business plan or employees, and the Company had a seriously constrained capital structure. As a result, the team of NEOs was responsible for the creation of a business strategy and the development of a team and has since re-capitalized the Company, with significant growth in total enterprise value. As such, the Committee decided in 2014 to provide significant, long-term incentive awards for the value and enterprise the NEOs created, to cure these retention, motivation and ownership deficiencies.

Pay for Performance

These grants have difficult to achieve performance targets. As illustrated below, 92% of the aggregated 2014 awards are performance-based and will vest in equal amounts upon the achievement of cumulative FFO of $21 million, $47 million, $79 million, $118 million and $164 million, respectively, measured from January 1, 2014 through December 31, 2018, and the passage of time, representing a growth factor of 170% in annual FFO from the 2013 level.

2014 Grants
Name	Performance-Based	Time Based	Total
James Mastandrea	927,920	78,693	1,006,613
David Holeman	419,333	34,568	453,901
John Dee	120,500	33,908	154,408
Bradford Johnson	181,333	18,667	200,000
Christine Mastandrea	196,000	4,000	200,000
Total of all NEOs	1,845,086	169,836	2,014,922
	92%	8%	100%

The grants may provide significant value for the NEOs, but because the grants are almost 100% performance-based, the NEOs will only realize value by achieving specified financial goals for the Company. The Committee believes the NEOs are truly shoulder-to-shoulder with the shareholders and motivated to achieve extraordinary operating results to have the grants vest and the restrictions removed.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Share Ownership Guidelines

Minimum Share Ownership Guidelines for Executives. In keeping with its policy of implementing best corporate practices, on February 28, 2017, our Board adopted minimum share ownership guidelines for executive officers requiring such officers to maintain a minimum equity investment in Whitestone based upon a multiple of five times base salary for the CEO and three times base salary for all other NEOs. The guidelines provide that executive officers must achieve the minimum equity investment within five years from the date he or she first becomes subject to the guidelines, and until such time, that executive must retain at least 60% of the common shares granted to the executive by us and/or purchased by the executive through the exercise of options. Each executive officer’s compliance with the guidelines is reviewed by the Board annually. All of our executive officers are currently in compliance with the minimum share ownership guidelines, subject to transition rules.

Minimum Share Ownership Guidelines for Non-employee Trustees. In keeping with its policy of implementing best corporate practices, on February 28, 2017, our Board adopted minimum share ownership guidelines for non-employee trustees. Under these guidelines, each non-employee trustee must maintain a minimum number of our common shares with a value not less than five times the current annual cash retainer paid to such trustee for service on our Board (excluding, among other things, any additional retainer paid for committee membership or chairmanship).  Each non-employee trustee has five years from the date he or she first becomes subject to the guidelines to satisfy the minimum ownership guidelines, and until such time, that trustee must retain 100% of the common shares or share units granted to the trustee as compensation. Compliance with the guidelines is reviewed by the Board annually. All of our non-employee trustees are currently in compliance with the minimum share ownership guidelines, subject to the transition rules.

Compensation Committee Interlocks and Insider Participation

The Committee is currently comprised of Messrs. Lambert, Keating and Mahaffey. None of the members of the Committee during 2016 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on the Committee or our Board.

Compensation Consultant

To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our executive officers and trustees. Pursuant to its charter, the Compensation Committee shall retain, as deemed necessary or appropriate by the Compensation Committee, any compensation consultant, independent legal counsel or other compensation advisor and shall approve the advisor’s fees and other retention terms.
In January 2016, the Compensation Committee retained Longnecker & Associates (“Longnecker”) to provide executive officer and trustee compensation consulting services. During fiscal year 2016, Longnecker did not provide any additional services to the Company or the Company's affiliates.
Based upon and following receipt of the advice of Longnecker, the Committee reviewed and approved the Company’s goals and objectives relevant to Chief Executive Offier and executive compensation and the compensation payable to our Chief Executive Officers and other executive officers for fiscal year 2017.
As required by its charter and by the NYSE listing standards, the Committee performed an independence assessment of Longnecker and determined that Longnecker should be considered independent based on the following factors:

•	Longnecker has not provided and will not provide any other services to the Company other than compensation consulting services.

•	The fees paid to Longnecker by the Company were less than 1% of Longnecker's total revenue for the year.

•	Longnecker has developed and provided to the Company a Conflict of Interest Policy.

•	There are no business or personal relationships between Longnecker and any member of the Committee or any executive officer of the Company.

Accordingly, the Committee determined that the services provided by Longnecker to the Committee did not give rise to any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Whitestone's Annual Report on Form 10-K.

Respectfully submitted,
Whitestone REIT Compensation Committee
Jack L. Mahaffey, Chairman
Donald F. Keating
Paul T. Lambert

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid by the Company to each of our NEOs in 2014, 2015 and 2016.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards		All Other Compensation		Total
James C. Mastandrea	2016	$400,000	—	$3,317,600	(2)	$12,648	(7)	$3,730,248
Chairman & Chief	2015	415,385	—	1,295,560		13,049	(7)	1,723,994
Executive Officer	2014	400,000	—	11,297,986		14,212	(7)	11,712,198
John J. Dee	2016	220,000	10,000	301,600	(3)	7,941	(8)	539,541
Chief Operating Officer	2015	224,474	11,813	66,100		7,884	(8)	310,271
	2014	205,289	—	970,032		4,624	(8)	1,179,945
David K. Holeman	2016	250,000	—	1,508,000	(4)	12,534	(8)	1,770,534
Chief Financial Officer	2015	259,616	—	594,900		11,781	(8)	866,297
	2014	250,000	—	5,134,994		4,327	(9)	5,389,321
Bradford D. Johnson	2016	220,000	10,000	377,000	(5)	6,452	(9)	613,452
VP of Acquisitions and	2015	204,923	18,501	132,200		6,148	(9)	361,772
Asset Management	2014	184,616	25,000	2,034,505		3,288	(9)	2,247,409
Christine J. Mastandrea	2016	220,000	10,000	377,000	(6)	2,968	(9)	609,968
VP of Property Strategy	2015	198,000	15,469	132,200		2,940	(9)	348,609
and Market Research	2014	154,231	25,000	2,635,040		571	(9)	2,814,842

(1)	Base salary paid in 2016, 2015 and 2014.

(2)
Represents the grant date fair value of 220,000 restricted common share units granted in 2016 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(3)
Represents the grant date fair value of 20,000 restricted common share units granted in 2016 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(4)
Represents the grant date fair value of 100,000 restricted common share units granted in 2016 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(5)
Represents the grant date fair value of 25,000 restricted common share units granted in 2016 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(6)
Represents the grant date fair value of 25,000 restricted common share units granted in 2016 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

(7)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) matching contributions under our 401(k) plan, and (c) health insurance.

(8)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, and (b) matching contributions under our 401(k) plan.

(9)	Represents matching contributions under our 401(k) plan.

Grants of Plan Based Awards

The following table sets forth certain information with respect to restricted common shares and restricted common share units granted during the year ended December 31, 2016 for each NEO.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Share Awards (4)
James C. Mastandrea	6/30/2016	—	—	—	220,000(2)	$3,317,600
John J. Dee	6/30/2016	—	20,000(3)	—	—	301,600
David K. Holeman	6/30/2016	—	—	—	100,000(2)	1,508,000
Bradford D. Johnson	6/30/2016	—	25,000(3)	—	—	377,000
Christine J. Mastandrea	6/30/2016	—	25,000(3)	—	—	377,000

(1) For details regarding the equity incentive awards, see “Compensation Discussion and Analysis - 2016 Executive Compensation Elements - Long-Term Equity Incentive Compensation” above.
(2) Represents awards of restricted common share units granted under the 2008 Plan in 2016 which vest quarterly in seven equal installments beginning on June 30, 2016 and ending on December 31, 2017.
(3) Represents awards of restricted common share units granted under the 2008 Plan in 2016 that that could be earned based on achievement of three performance targets, each weighted 1/3rd, and the passage of time.
(4) Amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report.

Outstanding Equity Awards at Fiscal Year End 2016

The following table sets forth certain information with respect to the market value of all unvested share and unit awards held by each NEO as of December 31, 2016.

Name	Share Awards
	Number of Shares that Have Not Vested	Market Value of Shares that Have Not Vested	Equity Incentive Plan Awards Number of Shares or Units that Have Not Vested(#)	Equity Incentive Plan Awards Market Value of Shares or Units that Have Not Vested($)
James C. Mastandrea	—	$—	26,231 (1)	$377,202
			19,999 (2)	287,586
			536,753 (3)	7,718,508
			92,792 (4)	1,334,349
			125,713 (5)	1,807,753
			801,488	11,525,398

John J. Dee	—	—	11,302 (1)	162,523
			12,499 (2)	179,736
			83,551 (3)	1,201,463
			12,670 (4)	182,195
			120,022	1,725,917

David K. Holeman	—	—	11,522 (1)	165,686
			7,500 (2)	107,850
			244,099 (3)	3,510,144
			41,926(4)	602,896
			57,142 (5)	821,702
			362,189	5,208,278

Bradford D. Johnson	—	—	6,223 (1)	89,487
			141,299 (3)	2,031,880
			19,385 (4)	278,756
			166,907	2,400,123

Christine J. Mastandrea	—	—	1,334 (1)	19,183
			150,100 (3)	2,158,438
			20,847 (4)	299,780
			172,281	2,477,401

Total of All NEOs			1,622,887	$23,337,117

(1)	Represents restricted common share awards granted under the 2008 Plan which vest on April 2, 2017.

(2)
Represents restricted common share awards granted under the 2008 Plan which vest in 33.33% increments upon achievement of cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $79 million, $118 million and $164 million, and the passage of time.

(3)
Represents restricted common share unit awards granted under the 2008 Plan, which convert to time-based restricted common shares, in 33.33% increments, upon achievement of cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $79 million, $118 million and $164 million. The time-based restricted common shares issued vest in equal installments over four quarters.

(4)
Represents time-based restricted common shares granted based on the achievement of the $47 million FFO target which vest quarterly in four equal installments beginning on March 31, 2017 and ending on December 31, 2017.

(5)	Represents time-based restricted common share units which vest at the end of each quarter in 4 equal installments beginning on March 31, 2016 and ending on December 31, 2016.

2016 Option Exercises and Shares Vested

We did not grant any share options to employees during the year ended December 31, 2016.  The following table sets forth information with respect to shares and units vested during the year ended December 31, 2016.

Name	Common Share Awards (1)
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
James C. Mastandrea	362,102	$5,067,810
John J. Dee	36,031	487,375
David K. Holeman	163,966	2,295,377
Bradford D. Johnson	43,738	602,404
Christine J. Mastandrea	41,785	582,134

(1)	Shares vested on March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016.

(2)	Based on the closing price of common shares of $12.57, $15.08, $13.88 and $14.38 on March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively.

Potential Payments Upon Termination or Change in Control

The following tables summarize the compensation that would have been payable to Messrs. Mastandrea and Holeman if their employment had terminated on December 31, 2016 without “cause” or for “good reason” (each, as defined in the Employment Agreements), and for each other NEO if such NEO's employment had terminated on December 31, 2016 without “cause” or for “good reason” (each, as defined in the Change in Control Agreements) within two years following a Change in Control. The tables also summarize the compensation that would have been payable to each NEO if his or her employment had terminated due to death or disability, or, upon change of control without termination. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Involuntary Termination Without Cause or Termination with Good Reason

Name and Position of Principal	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Awards (4)	Total
James C. Mastandrea (CEO)	$1,196,000	$—	$230,050	$11,525,398	$12,951,448
David K. Holeman (CFO)	747,500	—	109,801	5,208,278	6,065,579

Involuntary Termination Without Cause or Termination with Good Reason Following a Change of Control

Name and Position of Principal	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Awards (4)	Total
John J. Dee (COO)	$330,000	$15,000	$26,772	$1,725,917	$2,097,689
Bradford D. Johnson (Vice President of Acquisitions and Asset Management)	330,000	15,000	10,058	2,400,123	2,755,181
Christine J. Mastandrea (Vice President of Corporate Strategy)	330,000	15,000	6,691	2,477,401	2,829,092

(1) Amount equal to 2.99 times annual salary for Messrs. Mastandrea and Holeman, and 1.5 times annual salary for Messrs. Dee and Johnson and Ms. Mastandrea.

(2) Amount equal to 2.99 times bonuses paid in 2016 to Messrs. Mastandrea and Holeman, and 1.5 times bonuses paid in 2016 to Messrs. Dee and Johnson and Ms. Mastandrea.

(3) Benefits amounts include the cost of (a) health and welfare benefits to the same extent made available to employees generally, including family health insurance, travel accident insurance, life and accidental death insurance, and long term disability insurance, (b) directors and officers liability insurance, (c) full participation in any 401(k), profit sharing, pension or other retirement benefit plan (“Pension Plan”) during employee's employment, and (e) such other benefits that the Board may from time to time authorize for a period of three years for Messrs. Mastandrea and Holeman and one year for Messrs. Dee and Johnson and Ms. Mastandrea.

(4) The value of the restricted shares is based on the closing price of our common shares on December 31, 2016, or $14.38 per share, assuming full release of all restrictions, including all performance conditions.

Change of Control without Termination

Name and Position of Principal	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Awards (1)	Total
James C. Mastandrea (CEO)	$—	$—	$—	$11,525,398	$11,525,398
David K. Holeman (CFO)	—	—	—	5,208,278	5,208,278
John J. Dee (COO)	—	—	—	1,725,917	1,725,917
Bradford D. Johnson (Vice President of Acquisitions and Asset Management)	—	—	—	2,400,123	2,400,123
Christine J. Mastandrea (Vice President of Property Strategy and Market Research)	—	—	—	2,477,101	2,477,101

Death or Disability

Name and Position of Principal	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Awards (1)	Total
James C. Mastandrea (CEO)	$1,196,000	$—	$230,050	$11,525,398	$12,951,448
David K. Holeman (CFO)	747,500	—	109,801	5,208,278	6,065,579
John J. Dee (COO)	—	—	—	1,725,917	1,725,917
Bradford D. Johnson (Vice President of Acquisitions and Asset Management	—	—	—	2,400,123	2,400,123
Christine J. Mastandrea (Vice President of Property Strategy and Market Research	—	—	—	2,477,401	2,477,401

(1) The value of the restricted shares is based on the closing price of our common shares on December 31, 2016, or $14.38 per share, assuming full release of all restrictions, including all performance conditions.

Employment Agreements; Payments Upon Change in Control

Employment Agreements.

On August 29, 2014, the Company entered into employment agreements (the “Employment Agreements”) with Messrs. Mastandrea and Holeman. The Employment Agreements each have an initial term of three (3) years, subject to automatic renewal for successive one (1) year periods unless either party provides notice of non-renewal at least ninety (90) days prior to the next automatic expiration date. The contracts provide for base salaries of $400,000 and $250,000, respectively, per year to Messrs. Mastandrea and Holeman, and each of them is entitled to an annual bonus upon the satisfaction of performance criteria established by the Committee. The base salaries are the same as in effect since August 2, 2013.

In addition, each officer will be entitled to continued benefits as have been provided to the officers since 2006, including insurance (family health, life, accidental death, disability and director and officer liability) coverage, company automobiles, annual physicals and participation in the Company’s 401(k) and other pension benefit plans available to all employees.

Upon any termination (either before or after a change in control, as defined in the 2008 Plan) of an officer’s employment by the Company without cause or by the officer for good reason, as defined in the Employment Agreements and summarized below, the officer’s restricted common shares and restricted share units will immediately vest and the officer will be entitled to a severance payment equal to 2.99 times the sum of his then-current salary and last year’s bonus, as well as continuation of benefits for three (3) years. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Employment Agreements) within a five (5) mile radius of any property then-owned by the Company. Mr. Holeman will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board. If either the Company or the officer gives notice to the other of an intention not to extend the term of employment for an additional year, and a termination occurs, that termination will be treated as a termination by the Company or by the officer, as the case may be, with or without cause, and for or not for good reason, as the case may be.

For purposes of the Employment Agreements, “good reason” includes the occurrence of any one of the following events:

(i) For Mr. Mastandrea, reduction of his annual base salary below $400,000, and for Mr. Holeman, reduction of his annual base salary below $250,000;
(ii) The Company fails to continue to provide the compensation as detailed in the Employment Agreement (base salary, bonus eligibility, performance awards pursuant to the 2008 Plan and benefits and expense reimbursements);
(iii) The Company fails in any material respect to provide benefits and expense reimbursements, as detailed in the Employment Agreement, in either case after either officer has given the Company written notice of such failure, and the Company has failed to effect a cure within 60 days after the notice is given;
(iv) Either removal from any of the officer’s offices or responsibilities, or the officer’s duties with the Company are otherwise reduced to such an extent that he no longer has authority commensurate with the Chairman of the Board and Chief Executive Officer for Mr. Mastandrea and Chief Financial Officer for Mr. Holeman, in each case of a publicly-traded REIT;
(v) A change in the officer’s principal place of employment for the Company outside of the Houston and Phoenix metropolitan areas for Mr. Mastandrea, and the Houston metropolitan area for Mr. Holeman, and as a result, the officer is required to relocate; and
(vi) After a “shift in ownership”, as defined in the Employment Agreements and summarized below, the Board fundamentally changes its strategic plan in a manner opposed by the officer, in which case such officer may not terminate his employment unless he first gives the Board written notice specifying the change or changes that he opposes and the steps that Board must take to rectify the strategic plan, and the Board fails to take those steps within 60 days after the notice is given.

For purposes of the Employment Agreements, a “shift in ownership” is deemed to occur, generally, when any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 20% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees; provided that no shift in ownership shall be deemed to have occurred if, prior to such acquisition, the acquisition is supported by the respective officer and approved by the Board.

Change in Control Agreements.

On August 29, 2014, the Company entered into Change in Control Agreements (the “Change in Control Agreements”) with Messrs. Dee and Johnson and Ms. Mastandrea. Each Change in Control Agreement provides that if the officer’s employment is terminated by the Company (or any successor) without “cause” (as defined in the Change in Control Agreements) or by the officer for “good reason” (as defined in the Change in Control Agreements and summarized below) upon or within two (2) years after a “change in control” of the Company (as defined in the 2008 Plan), the officer will receive a severance payment equal to 1.5 times the sum of the officer’s then current annual base salary plus the amount of any bonus paid for the prior year, as well as continuation of benefits for one (1) year. In addition, the Change in Control Agreements provide that all unvested restricted common shares and restricted share units would vest to the extent not theretofore vested. Each officer will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board.

The Change in Control Agreements will remain effective until the officer’s employment is terminated for any reason; provided that the officer will receive the benefits specified above upon termination of employment by the Company without cause or the officer for good reason after a change in control. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Change in Control Agreements) within a five (5) mile radius of any property then-owned by the Company.

For purposes of the Change in Control Agreements, “good reason” generally includes the occurrence of any one of the following events:

(i) Reduction of the officer’s annual base salary below the amount in effect at the time of a change in control;
(ii) Bonus payment for the annual period first ending after the change in control is less than the officer’s bonus for the calendar year ending immediately prior to the change in control;
(iii) Benefits are materially reduced from those benefits in effect at the time of the change in control;
(iv) The officer is removed from any of his or her offices or responsibilities or his or her duties with the Company are otherwise reduced to such an extent that he or she no longer has the same authority commensurate with his or her duties to the Company at the time of the change in control; and
(v) The officer’s principal place of employment for the Company is relocated outside of the Houston metropolitan area and, as a result, he or she is required to relocate.

Treatment of Equity Upon Change in Control.

Pursuant to our 2008 Plan, in the event of the participant’s death or disability any unvested restricted common shares or units will immediately vest. In the event of a Change in Control of the Company, as defined below, (i) all restricted shares, restricted share units, and share options theretofore granted and not yet vested, will become fully vested (and restricted share units shall be automatically replaced with fully vested restricted shares), exercisable and issued as of a time immediately before the Change in Control, and (ii) all restrictions and conditions applicable to restricted shares and other share awards will be deemed to have been satisfied as of the date of the Change in Control.

For purposes of the 2008 Plan, “Change in Control” means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

◦	our complete liquidation or dissolution;

◦	the sale or other disposition of all or substantially all of our assets to any person; or

•
with respect to award agreements for Messrs. Mastandrea, Dee and Holeman only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

PROPOSAL NO. 2 - 2018 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN
We are asking shareholders to approve the 2018 Long-Term Equity Incentive Ownership Plan (the “2018 Plan”). If approved by shareholders, the 2018 Plan will become effective on July 30, 2018, which is the day after our current equity incentive plan, the 2008 Long-Term Equity Incentive Ownership Plan (the “2008 Plan”), expires.
The Compensation Committee of the Board (the “Committee”) composed entirely of independent trustees, with the assistance of an independent compensation consultant, reviewed industry practices and existing programs of other public and private real estate companies and recommended the 2018 to the Board for approval. The Board approved the 2018 Plan, subject to approval of the shareholders of the Company. The Board believes the 2018 Plan provides the Company with a flexible and dynamic long-term incentive compensation structure and is in the best interests of the Company.
The 2018 Plan provides for the issuance of up to 3,433,831 of our common shares and OP Units pursuant to awards under the 2018 Plan. Based on our historical grant practices, we estimate that this will allow us to grant awards for four to six years. This share limit is subject to adjustment in the event of share splits, recapitalizations, and similar non-reciprocal events affecting our common shares.
We are seeking shareholder approval of the 2018 Plan to satisfy Nasdaq listing rules relating to equity compensation plans, and the shareholder approval requirements under the Internal Revenue Code of 1986, as amended (the “Code”) relating to incentive share options and the “performance-based” compensation exception under Section 162(m) of the Code. Section 162(m) places a limit of $1 million on the amount a publicly-traded corporation may deduct in any one year for compensation paid to its chief executive officer and certain other of its most highly compensated executive officers. Compensation that qualifies as “performance-based” compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards to qualify for this exception, shareholders must approve the material terms of the plan under which the awards are paid. For this purpose, the material terms of the plan include (i) the plan’s eligibility provisions, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to any one person under the plan during a specified period. This information is provided in the description of the 2018 Plan that follows. The rules and regulations promulgated under Section 162(m) are complicated, and shareholder approval of the material terms of a plan is only one of the requirements that must be met in order for compensation to qualify for the performance-based compensation exception. We may choose to grant awards that do not qualify for the performance-based compensation exemption. Consequently, there can be no assurance that any compensation awarded or paid under the 2018 Plan will be deductible under all circumstances.

For the 2018 Plan to be approved, Proposal No. 2 must receive a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions will have the same effect as a vote against the proposal but broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Our Board of Trustees has adopted and unanimously recommends that you vote “FOR” the 2018 Long-Term Equity Incentive Ownership Plan.

Purpose of the 2018 Plan. The primary purpose of the 2018 Plan is to have participating employees, trustees and consultants think and act as owners while promoting the interests of Whitestone and its shareholders by, among other things:

.	attracting and retaining key officers, employees and trustees of, and consultants to, Whitestone and its subsidiaries and affiliates;
.	motivating those individuals by means of performance-related incentives to achieve long-range performance goals;
.	enabling such individuals to participate in the long-term growth and financial success of Whitestone;
.	encouraging equity ownership of Whitestone by such individuals; and
.	linking their compensation to the long-term interests of Whitestone and its shareholders.

Our general compensation philosophy is that long-term equity-based incentive compensation should strengthen and align the interests of participating employees, trustees and consultants with our shareholders, as more fully described under the heading “Compensation Discussion and Analysis.”  We believe that the utilization of long-term equity-based incentive compensation will enable us to attract and retain the talent critical to Whitestone, and will focus our participating employees, trustees and consultants on improving our performance and help to create a culture that encourages them to think and act as shareholders.  We anticipate that participants in our long-term incentive compensation program will include all employees, but the 2018 Plan would also allow us to grant awards to our trustees and consultants, should we determine that granting awards to these other service providers is consistent with the intent and purpose of the 2018 Plan. As of December 31, 2016, we had 106 employees, four non-employee trustees and no consultants. We do not currently anticipate making grants to consultants.

If the 2018 Plan or another equity incentive plan is not approved before the 2008 Plan expires, we will not be able to provide long-term, equity incentives to present and future employees, trustees or consultants consistent with our current compensation philosophies and objectives after July 29, 2018. We believe that such a failure may adversely affect our ability to attract and retain the caliber of key employees that is critical to our continued success.

The following is a brief summary of the principal features of the 2018 Plan, which is qualified in its entirety by reference to the 2018 Plan itself, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Shares Available for Awards under the 2018 Plan.  Under the 2018 Plan, awards may be made in common shares of Whitestone or units in Whitestone’s operating partnership, which may be converted into common shares.  Subject to adjustment as provided by the terms of the 2018 Plan, the maximum aggregate number of common shares and OP units with respect to which awards may be granted under the 2018 Plan is 3,433,831.

If any common shares covered by an award under the 2018 Plan are forfeited or if any such award otherwise terminates, expires unexercised or is canceled, such common shares shall again become shares with respect to which awards can be made under the 2018 Plan.  Common shares issued under the 2018 Plan may be either newly issued common shares or common shares that have been reacquired by Whitestone. In addition, shares that are canceled, tendered or withheld in payment of all or part of the exercise price of an award or in satisfaction of withholding tax obligations, and shares that are reacquired with cash tendered in payment of the exercise price of an award, will be included in or added to the number of shares available for grant under the 2018 Plan.  Common shares issued by Whitestone as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by Whitestone, or with which Whitestone combines (“Substitute Awards”), do not reduce the number of shares available for awards under the 2018 Plan.

In addition, the 2018 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Code.  Under these limitations, no single participant may receive options or share appreciation rights (“SARs”) in any calendar year that, taken together, relate to more than 500,000 common shares, subject to adjustment in certain circumstances. In addition, the maximum number of options intended to be incentive share options that may be issued over the life if the 2018 Plan is 3,433,831 shares.

With certain limitations, awards made under the 2018 Plan shall be adjusted by the Committee to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2018 Plan in the event of any share dividend, reorganization, recapitalization, share split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting Whitestone.

Types of Awards that may be granted under the 2018 Plan. The 2018 Plan permits the granting of option, SARs, restricted common shares, restricted common share units, restricted operating partnership units, performance awards, and other share-based awards, as well as related dividend and dividend equivalent rights.

Eligibility and Administration.  Current and prospective employees (including officers), and trustees of, and consultants to, Whitestone or its subsidiaries or other affiliates are eligible to be granted awards under the 2018 Plan. However, Whitestone has not at the present time determined who will receive an award or how they will be allocated.  The Committee will administer the 2018 Plan, except with respect to awards to non-employee trustees, for which the 2018 Plan will be administered by the Board.  Subject to the terms of the 2018 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2018 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2018 Plan.

Share Options and Share Appreciation Rights.  The Committee is authorized to grant share options, including both incentive share options, which can result in potentially favorable tax treatment to the participant, and non-qualified share options.  The Committee may specify the terms of such grants subject to the terms of the 2018 Plan.  The Committee is also authorized to grant SARs, either with or without a related option.  The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a common share on the date of the grant, except in the case of Substitute Awards.  The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding 10 years.  Incentive share options that are granted to holders of more than 10% of Whitestone’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A share option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Share options and SARs will be exercised by written notice of intent to exercise the share option or SAR and, with respect to options, payment in full to Whitestone of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price may be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by tendering (either actually or by attestation) to the Company or directing the Company to withhold from the option, shares, valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such tendering or withholding to be upon such terms and conditions as determined by the Committee, (iii) subject to applicable securities laws, by delivering a notice of exercise of the option and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes, or (iv) by a combination of one or more of the foregoing methods.  Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.  Subject to certain exceptions for non-qualified share options, options are generally not transferable other than by will or the laws of descent or distribution.

Restricted Common Shares and Restricted Common Share Units.  The Committee is authorized to grant restricted common shares and restricted common share units.  Restricted common shares are common shares subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement.  None of the restricted common shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted common share unit has a value equal to the fair market value of a common share.  The Committee determines, in its sole discretion, the restrictions applicable to the restricted common share units.  A participant may be credited with dividend equivalents on any vested restricted common share units at the time of any payment of dividends to shareholders on common shares.  Except as determined otherwise by the Committee, restricted common share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of Whitestone, unless the participant remains in continuous employment of Whitestone for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Restricted Unit Award.  The Committee is authorized to grant units in our Operating Partnership, subject to the terms of the limited partnership agreement of the Operating Partnership.  The units would be represented by a restricted unit award agreement.  A participant who is receives a restricted unit award agreement has immediate rights of ownership in the units underlying the award, but such units are subject to restrictions in accordance with the terms and provisions of the 2018 Plan and the limited partnership agreement of the Operating Partnership, as amended, and may be subject to additional restrictions in accordance with the terms of a restricted unit award agreement, including provisions causing the units to be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of any award agreement pertaining to the award.

Performance Awards.  A performance award consists of a right that is denominated in cash or common shares, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine.  Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee.  The award agreement governing a performance award will specify the consequences of a termination of employment.  A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code will contain performance-based vesting conditions based on one or more of the following performance measures relating to Whitestone or any of its subsidiaries, operating units, business segments or divisions:

-	earnings before interest, taxes, depreciation and/or amortization;
-	operating income or profit;
-	operating efficiencies;
-	return on equity, assets, capital, capital employed or investment;
-	net income;
-	earnings per share;
-	utilization;
-	net investment income;
-	gross profit;
-	loan loss ratios;
-	share price or total shareholder return;
-	net asset growth;
-	debt reduction;
-	funds from operations;
-	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;
-	property acquisitions;
-	corporate acquisitions and mergers;
-	equity offerings; or
-	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of Whitestone or any subsidiary, operating partnership, operating unit, business segment or division of Whitestone and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.  The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2018 Plan to exclude any of the following events that occurs during a performance period:

-	asset write-downs;
-	litigation or claim judgments or settlements;
-	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;
-	accruals for reorganization and restructuring programs; and
-
any extraordinary non-recurring items as described in Statement of Financial Accounting Standards No. 144 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Whitestone’s annual report to shareholders for the applicable year.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or other time required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by the employee for such performance period.  Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period.  In determining the amount earned by an employee for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.  With respect to any officer who is covered by Section 162(m) of the Code, the maximum number of shares in respect of which all performance awards may be granted under the 2018 Plan in any one year is 1,000,000.

Other Share-Based Awards.  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the common shares. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2018 Plan.

Non-Employee Trustee Awards.  Subject to applicable legal requirements, the Board may provide that all or a portion of a non-employee trustee’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified share options, restricted shares, restricted share units and/or other share-based awards, including unrestricted shares, either automatically or at the option of the non-employee trustees.  The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee trustee’s service as a member of the Board.  Non-employee trustees are also eligible to receive other awards pursuant to the terms of the 2018 Plan, including options and SARs, restricted shares and restricted share units, and other share-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the 2018 Plan will be administered by the Board.

Termination of Employment.  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with Whitestone, its subsidiaries and affiliates, and provide the terms in the applicable award agreement or in its rules or regulations.

Change in Control.  The Committee may specify in the applicable award agreement at or after grant, or otherwise by resolution prior to a Change in Control (as described below), that all or a portion of the outstanding awards under the 2018 Plan shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control. As defined in the 2018 Plan, a Change in Control would generally include the following events:

-
Any person, or group, other than the Company or one of its subsidiaries, becomes the beneficial owner of more than 35% of the combined voting power of the then outstanding securities of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business).

-
In connection with a merger, tender offer or other business combination, less than a majority of the combined voting power of the then outstanding securities of the Company after such transaction are held in the aggregate by the holders of the Company’s securities immediately prior to such transaction.

-	A complete liquidation or dissolution of the Company.
-	The sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).
-
During any period of 2 consecutive years, individuals who at the beginning of the 2 year period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each trustee of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the trustees of the Company then still in office and such trustees were in office before the 2 year period and otherwise not put in office in connection with any event listed above.

-
With respect to Award Agreements for the chief executive officer, chief financial officer, and the chief operating officer only, a termination of the chief executive officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

Amendment and Termination .  The Board may amend, alter, suspend, discontinue or terminate the 2018 Plan or any portion of the 2018 Plan at any time, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if (a) such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (b) if such amendment, alteration, suspension, discontinuation or termination constitutes a material revision to the 2018 Plan.

Subject to certain restrictions in the 2018 Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively, provided such action does not materially and adversely affect the rights of any award holder without the award holder’s consent.

No Repricing Permitted. Except in connection with an anti-dilution or similar adjustment, the Committee may not have the power to (i) amend the terms of outstanding options or SARs to reduce the option exercise price or base price of such SARs, (ii) cancel outstanding options or SARs and grant substitute options or SARs with a lower exercise price than the canceled options or a lower base price than the canceled SARs, or (iii) cancel outstanding options or SARs with an exercise price above the current fair market value of a share in exchange for cash or other securities.

Other Terms of Awards.  Whitestone may take action, including the withholding of amounts from any award made under the 2018 Plan, to satisfy withholding and other tax obligations.  The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award.

Effective Date.  The 2018 Plan will be effective on July 30, 2018.

New Plan Benefits. Because awards granted under the 2018 Plan will be made at the discretion of the Committee, the benefits that will be awarded under the 2018 Plan are not currently determinable.

Certain Federal Income Tax Consequences.  The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2018 Plan.

Tax consequences to Whitestone and to participants receiving awards will vary with the type of award.  Generally, a participant will not recognize income, and Whitestone is not entitled to take a deduction, upon the grant of an incentive share option, a nonqualified option, a SAR or a restricted share award.  A participant will not have taxable income upon exercising an incentive share option (except that the alternative minimum tax may apply).  Upon exercising an option other than an incentive share option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable common shares acquired on the date of exercise.

If a participant sells common shares acquired upon exercise of an incentive share option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the common shares at the date of exercise of the incentive share option (or, if less, the amount realized upon the disposition of the incentive share option shares), and (ii) the exercise price.  Otherwise, a participant’s disposition of common shares acquired upon the exercise of an option (including an incentive share option for which the incentive share option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

Whitestone generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option.  Whitestone is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.  Accordingly, Whitestone will not be entitled to any tax deduction with respect to an incentive share option if the participant holds the common shares for the incentive share option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the share appreciation right to the individual at the time of exercise.  Whitestone generally will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR.  Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common shares at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant.  The participant also is subject to capital gains treatment on the subsequent sale of any common shares acquired through the exercise of an SAR or restricted share award.  For this purpose, the participant’s basis in the common shares is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made).  Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

Restricted unit awards consisting of operating partnership units that constitute “profits interests” within the meaning of the Code and published IRS guidance generally will not be taxed to the recipient at the time of grant.  Instead, such units generally will be taxed upon their disposition.  Generally, under such circumstances, no deduction is available to the Company or the Operating Partnership upon the grant, vesting or disposition of the units.  Alternatively, restricted unit awards consisting of operating partnership units that do not constitute “profits interests” within the meaning of the Code and IRS guidance generally will be taxed to the recipient at the time of grant based on the difference in the value of the unit on the date of grant and the amount paid for such unit by the recipient.  Any amount included in the taxable income of the recipient of the unit upon the grant of a capital interest should result in a corresponding deduction to the Company or the Operating Partnership. Recipients of operating partnership units will be required to report on their income tax returns their allocable shares of the Operating Partnership’s income, gain, loss, deduction, and credit, regardless of whether the Operating Partnership makes a distribution of cash to such recipients.  Further, distributions of cash from the Operating Partnership to recipients of units may be taxable to the recipient to the extent that such amounts received exceed the basis in their units.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives.  However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it.  Whitestone intends to be able to grant (i) performance awards and (ii) options and SARs under the 2018 Plan to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, that will qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations; however, we may grant awards to such officers that do not so qualify and there can be no assurance that awards that we intend to be exempt from Section 162(m) will qualify for the exemption.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2018 Plan.  This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2018 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2018 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

The following table provides information regarding our equity compensation plans as of December 31, 2016. On March 16, 2017 the closing price of our common shares was $13.46.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)			(c)
Equity compensation plans approved by security holders	—	(1)	$—	851,524	(2)

Equity compensation plans not approved by security holders	—			—	(3)

Total	—		—	851,524

(1) Excludes 1,798,767 common shares subject to outstanding restricted common share units granted pursuant to our 2008 Plan.

(2) Pursuant to the 2008 Plan, the maximum aggregate number of common shares that may be issued will be increased upon each issuance of common shares by the Company so that at any time the maximum number of shares that may be issued under the 2008 Plan shall equal 12.5% of the aggregate number of common shares of the Company and OP units issued and outstanding (other than units issued to or held by the Company).

(3) Excludes 8,333 restricted common shares issued to trustees outside of the 2008 Plan.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of long-term strategic and operational goals and the achievement of increased value for shareholders. The NEOs’ willingness to voluntarily reduce their base salaries to reduce costs and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long term success of Whitestone and our shareholders.  Our 2008 Plan further aligns the interests of our NEOs with those of our shareholders, as the primary grants to our NEOs pursuant to the 2008 Plan provide for performance-based vesting of our shares.  We encourage you to carefully review the section of this proxy statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2016 compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation of our NEOs as set forth in this proxy statement.  Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting.

“RESOLVED, that the shareholders of Whitestone REIT approve, on an advisory basis, the compensation of Whitestone REIT’s named executive officers, as disclosed pursuant to item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or our Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

To be approved, Proposal No. 3 (advisory vote on executive compensation), must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered for the purpose of determining quorum.

Our Board of Trustees unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement.

PROPOSAL NO. 4 - ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act provide that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs.  By voting with respect to this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate option for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered that our executive compensation program is designed in large part to create long-term shareholder value; therefore, the Board of Trustees believes that holding an advisory vote on executive compensation every three years is sufficient and appropriate to assess whether the compensation program is sufficiently motivating our NEOs and driving shareholder value. If we were to hold such votes more frequently, we believe the potential for substantial changes in compensation programs as a result of those votes could be disruptive to the incentives being provided to our NEOs to maximize long-term shareholder value.  As we make changes to compensation programs in the future, an advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to disclose our executive compensation program during the period between advisory votes on executive compensation.

Our shareholders are being asked to vote, on an advisory basis, for the preferred frequency of the advisory vote on executive compensation by selecting the option of one year, two years or three years or abstain from voting when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders of Whitestone REIT determine, on an advisory basis, whether the shareholders of Whitestone REIT shall conduct an advisory vote every one year, two years or three years regarding the compensation of Whitestone REIT’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in Whitestone REIT’s annual proxy statements.”

Our Board and our Compensation Committee value the opinions of our shareholders in this matter, and our Board will give careful consideration to the frequency most preferred by our shareholders and will evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Company, our Board of Trustees or our Compensation Committee, the Board may decide that it is in the best interests of our shareholders that we hold an advisory vote on executive compensation more or less frequently than the option most preferred by our shareholders. The advisory vote of our shareholders will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board of Trustees.

 For Proposal No. 4 (advisory vote for the frequency of holding an advisory vote on executive compensation), the option of ONE YEAR, TWO YEARS or THREE YEARS that receives a majority of all the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. In either case, this vote is advisory and not binding on the Board or the Company in any way, and the Board or the Corporate Governance Committee may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.

Our Board of Trustees unanimously recommends that you vote for the preferred frequency of once every “THREE YEARS” for the advisory vote on the compensation of our NEOs.

PROPOSAL NO. 5 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Pannell Kerr Forster of Texas, P.C., or PKF, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board asks shareholders to ratify the appointment of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

For the ratification of the appointment of our independent registered public accounting firm to be approved, Proposal No. 5 must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 5 has received the requisite number of affirmative votes, abstentions will have no impact because they will not be counted as votes cast for this purpose, although they will be considered for determination of a quorum.

Our Board of Trustees unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2017.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with generally accepted accounting principles, or GAAP, and for the establishment and effectiveness of internal control over financial reporting.  The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C., or PKF, is responsible for auditing those financial statements and expressing an opinion as to whether they fairly present our financial condition, results of operations, shareholders' equity and cash flows in conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and PKF.  We held four meetings during 2016.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and PKF. We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2016 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PKF the matters required to be discussed by the Auditing Standard No. 16, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding PKF's communications with the Audit Committee concerning independence, and has discussed with PKF its independence.  When considering the independence of PKF, we considered whether its array of services to Whitestone beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, PKF.
Based on the foregoing review and discussions and relying thereon, we have recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2016 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, and the Board has approved, PKF as Whitestone's independent registered public accounting firm for the fiscal year ending December 31, 2017.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Daryl J. Carter
Jack L. Mahaffey

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees billed for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2016 and 2015, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2016	2015
Audit Fees (1)	$321,374	$326,249
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	41,500	38,688
Total	$362,874	$364,937

(1)
Fees for audit services billed in 2016 and 2015 included the following: (i) audits of our annual financial statements and the effectiveness of our internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of consents and other services related to SEC matters.

(2)	Fees billed primarily related to the filing of our registration statements with the SEC.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by our Audit Committee in advance.  Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during the years ended December 31, 2016 and 2015 were pre-approved by our Audit Committee in accordance with its policies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Under SEC rules, a related person transaction is any transaction or any currently proposed transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members.

Pursuant to its charter, our Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, our employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Our Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

The Contribution

On December 8, 2016, we, through our Operating Partnership, entered into a Contribution Agreement (the “Contribution Agreement”) with Pillarstone Capital REIT Operating Partnership LP (“Pillarstone,” “Pillarstone OP” or the “Consolidated Partnership”) and Pillarstone Capital REIT (“Pillarstone REIT”) pursuant to which we contributed all of the equity interests in four of our wholly-owned subsidiaries: Whitestone CP Woodland Ph. 2, LLC, a Delaware limited liability company (“CP Woodland”); Whitestone Industrial-Office, LLC, a Texas limited liability company (“Industrial-Office”); Whitestone Offices, LLC, a Texas limited liability company (“Whitestone Offices”); and Whitestone Uptown Tower, LLC, a Delaware limited liability company (“Uptown Tower”, and together with CP Woodland, Industrial-Office and Whitestone Offices, the “Entities”) that own 14 Non-Core properties that do not fit our Community Centered Property™ strategy, to Pillarstone for aggregate consideration of approximately $84 million, consisting of (1) approximately $18.1 million Class A units representing limited partnership interests in Pillarstone (“Pillarstone OP Units”), issued at a price of $1.331 per Pillarstone OP Unit; and (2) the assumption of approximately $65.9 million of liabilities, consisting of (a) approximately $15.5 million of our liability under the 2014 Facility (See Note 9 (Debt) to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report); (b) an approximately $16.3 million promissory note of Uptown Tower under the Loan Agreement, dated as of September 26, 2013, between Uptown Tower, as borrower, and U.S. Bank, National Association, as successor to Morgan Stanley Mortgage Capital Holdings LLC, as lender; and (c) an approximately $34.1 million promissory note (the “Industrial-Office Promissory Note”) of Industrial-Office issued under the Loan Agreement, dated as of November 26, 2013 (the “Industrial-Office Loan Agreement”), between Industrial-Office, as borrower, and Jackson National Life Insurance Company, as lender (collectively, the “Contribution”).

In connection with the Contribution, on December 8, 2016, the Operating Partnership entered into an OP Unit Purchase Agreement (the “OP Unit Purchase Agreement”) with Pillarstone REIT and Pillarstone pursuant to which the Operating Partnership agreed to purchase up to an aggregate of $3.0 million of Pillarstone OP Units at a price of $1.331 per Pillarstone OP Unit over the two-year term of the OP Unit Purchase Agreement on the terms set forth therein. The OP Unit Purchase Agreement contains customary closing conditions and the parties have made certain customary representations, warranties and indemnifications to each other in the OP Unit Purchase Agreement. In addition, pursuant to the OP Unit

Purchase Agreement, in the event of a Change of Control (as defined therein) of the Company, Pillarstone shall have the right, but not the obligation, to repurchase the Pillarstone OP Units issued thereunder from the Operating Partnership at their initial issue price of $1.331 per Pillarstone OP Unit.

In connection with the Contribution, (1) with respect to each Non-Core property (other than Uptown Tower), Whitestone TRS, Inc., a subsidiary of the Company (“Whitestone TRS”), entered into a Management Agreement with the Entity that owns such Non-Core Property and (2) with respect to Uptown Tower, Whitestone TRS entered into a Management Agreement with Pillarstone (collectively, the “Management Agreements”). Pursuant to the Management Agreements with respect to each Non-Core Property (other than Uptown Tower), Whitestone TRS agreed to provide certain property management, leasing and day-to-day advisory and administrative services to such Non-Core Property in exchange for (x) a monthly property management fee equal to 5.0% of the monthly revenues of such Non-Core Property and (y) a monthly asset management fee equal to 0.125% of GAV (as defined in each Management Agreement as, generally, the purchase price of the respective Non-Core Property based upon the purchase price allocations determined pursuant to the Contribution Agreement, excluding all indebtedness, liabilities or claims of any nature) of such Non-Core Property. Pursuant to the Management Agreement with respect to Uptown Tower, Whitestone TRS agreed to provide certain property management, leasing and day-to-day advisory and administrative services to Pillarstone in exchange for (x) a monthly property management fee equal to 3.0% of the monthly revenues of Uptown Tower and (y) a monthly asset management fee equal to 0.125% of GAV of Uptown Tower.

In connection with the Contribution, on December 8, 2016, the Operating Partnership entered into a Tax Protection Agreement with Pillarstone REIT and Pillarstone pursuant to which Pillarstone agreed to indemnify the Operating Partnership for certain tax liabilities resulting from its recognition of income or gain prior to December 8, 2021 if such liabilities result from a transaction involving a direct or indirect taxable disposition of all or a portion of the Pillarstone Properties or if Pillarstone fails to maintain and allocate to the Operating Partnership for taxation purposes minimum levels of liabilities as specified in the Tax Protection Agreement, the result of which causes such recognition of income or gain and the Company incurs taxes that must be paid to maintain its REIT status for federal tax purposes.

Mr. James C. Mastandrea, the Chairman and Chief Executive Officer of the Company, also serves as the Chairman and Chief Executive Officer of Pillarstone REIT and beneficially owns approximately 77.9% of the outstanding equity in Pillarstone REIT (when calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act). Mr. John J. Dee, the Chief Operating Officer and Corporate Secretary of the Company, also serves as the Senior Vice President and Chief Financial Officer of Pillarstone REIT and beneficially owns approximately 26.3% of the outstanding equity in Pillarstone REIT (when calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act). In addition, Mr. Daryl J. Carter and Mr. Paul T. Lambert, trustees of the Company, also serve as trustees of Pillarstone REIT. The Contribution was pursuant to the Company’s strategy of recycling capital by disposing of non-core properties that do not fit the Company’s Community Centered Property™ strategy and the terms of the Contribution Agreement, the OP Unit Purchase Agreement, the Tax Protection Agreement and the Contribution were determined through arm’s-length negotiations. The Contribution was unanimously approved and recommended by a special committee of independent trustees of the Company. See Note 5 to our audited financial statements for the year ended December 31, 2016 as included in our Annual Report for additional disclosure on the Contribution.

OTHER MATTERS

Documents Incorporated by Reference

This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith, including our bylaws. These documents are available upon request without charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations or by calling (713) 435-2219.

Other Business

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2017 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary

March 30, 2017
Houston, Texas

ANNEX A

WHITESTONE REIT

2018 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN

1

WHITESTONE REIT
2018 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN

Section 1.	Purpose.

This plan shall be known as the “Whitestone REIT 2018 Long-Term Equity Incentive Ownership Plan” (the “2018 Plan”). The purpose of the 2018 Plan is to promote the interests of Whitestone REIT, a Maryland real estate investment trust (the “Company”), its Subsidiaries and its shareholders by (i) attracting and retaining key officers, employees, and trustees of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of equity in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the 2018 Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the 2018 Plan shall be interpreted in a manner consistent with such requirements.

Section 2.	Definitions.

As used in the 2018 Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the 2018 Plan.

(b) “Award” shall mean any Option, Share Appreciation Right, Restricted Common Share Award, Restricted Common Share Unit, Restricted Unit Award, Performance Award, Other Share-Based Award or other award granted under the 2018 Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Trustees of the Company.

(e) “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of trustees of the Company immediately prior to such transaction;

(iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Trustee of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Trustees of the Company then still in office who were (a) Trustees of the Company at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/

2

or proxy contest by or on behalf of a Person other than the Board, or (2) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

(iv) a complete liquidation or dissolution of the Company;

(v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

(vi) with respect to Award Agreements for the chief executive officer, the chief operating officer and the chief financial officer only, a termination of the chief executive officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Trustees, at least two of whom shall be (i) a “non-employee director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and each of whom shall be “independent” within the meaning of the listing standards of the Nasdaq Stock Market.

(h) “Common Shares” or “Shares” shall mean common shares of beneficial interest, par value $0.001 per share, of the Company.

(i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be exercised, paid or vested.

(k) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(l) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) “Fair Market Value” with respect to the Common Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales prices of the Common Shares on all national securities exchanges on which the Common Shares may at the time be listed, or any other such exchange on which the Common Shares are traded, on such date, or in the absence of reported sales on such date, the average closing sales prices on the immediately preceding date on which sales were reported, (ii) if on any day the Common Shares shall not be quoted on a national securities exchange, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization, or (iii) in the event there is no public market or over-the-counter market for the Common Shares on such date, the fair market value as determined, in good faith, by the Board or Committee in its sole discretion, and for purposes of a sale of a Common Share as of any date, the actual sales price on that date.

(o) “Incentive Share Option” shall mean an option to purchase Common Shares from the Company that is granted under Section 6 of the 2018 Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p) “Non-Qualified Share Option” shall mean an option to purchase Common Shares from the Company that is granted under Sections 6 or 10 of the 2018 Plan and is not intended to be an Incentive Share Option.

3

(q) “Non-Employee Trustee” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(r) “Operating Partnership” means Whitestone REIT Operating Partnership, L.P.

(s) “Option” shall mean an Incentive Share Option or a Non-Qualified Share Option.

(t) “Option Price” shall mean the purchase price payable to purchase one Common Share upon the exercise of an Option.

(u) “Other Share-Based Award” shall mean any Award granted under Sections 9 or 10 of the 2018 Plan.

(v) “Participant” shall mean any Employee, Trustee, Consultant or other person who receives an Award under the 2018 Plan.

(w) “Performance Award” shall mean any Award granted under Section 8 of the 2018 Plan.

(x) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(y) “Restricted Common Share” shall mean any Common Share granted under Sections 7 or 10 of the 2018 Plan.

(z) “Restricted Common Share Unit” shall mean any unit granted under Sections 7 or 10 of the 2018 Plan.

(aa) “Restricted Unit Award” means an award of units in the Operating Partnership granted to a Participant under this 2018 Plan whereby the Participant has immediate rights of ownership in the units underlying the award, but such units are subject to restrictions in accordance with the terms and provisions of this 2018 Plan and the limited partnership agreement of the Operating Partnership, as amended, and may be subject to additional restrictions in accordance with the terms of an Award Agreement pertaining to the Award, including provisions causing the units to be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of any Award Agreement pertaining to the Award.

(bb) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(cc) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(dd) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(ee) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(ff) “Share Appreciation Right” or “SAR” shall mean a share appreciation right granted under Sections 6 or 10 of the 2018 Plan that entitles the holder to receive, with respect to each Common Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Common Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(gg) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(hh) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines (in either case, either directly or through or with one or more Subsidiaries or other Affiliates).

4

(ii) “Trustee” shall mean a member of the Board.

Section 3.	Administration.

3.1 Authority of Committee. The 2018 Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Trustees, all references in the 2018 Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the 2018 Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the 2018 Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Common Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the 2018 Plan and any instrument or agreement relating to, or Award made under, the 2018 Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2018 Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2018 Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the 2018 Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the 2018 Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2018 Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Delegation. Subject to the terms of the 2018 Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or trustees of the Company for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such section. To the extent that compensation realized in respect of Awards is intended to (a) be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of Section 162(m) of the Code, or (b) satisfy the requirements of Rule 16b-3 of the Exchange Act and the Committee is not comprised solely of individuals who are “non-employee director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, the Committee may from time to time delegate some or all of its functions under the 2018 Plan to a committee or subcommittee composed of members that meet the relevant requirements or recuse from the Committee individuals who do not meet the relevant requirements.

3.4    Administration Errors. Notwithstanding the foregoing, if an Award is granted in a manner inconsistent with the provisions of Section 2(g) or this Section 3, such Award shall nevertheless be presumptively valid as of its grant date to the extent permitted by the applicable laws.

Section 4.	Common Shares Available For Awards.

4.1 Common Shares Available. Subject to the provisions of Section 4.2 hereof, the maximum aggregate number of Common Shares that may be issued to Participants and their beneficiaries under the 2018 Plan shall be 3,433,831 Common Shares as of the Effective Date. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, (i) no Participant may receive Options or SARs under the 2018 Plan in any calendar year that, taken together, relate to more than 1,000,000 Common Shares and (ii) the maximum number of Common Shares that may be issued by Options intended to be Incentive Share Options shall be 3,433,831 Common Shares. If, after the Effective Date of the 2018 Plan, any Common Shares covered by an Award granted under this 2018 Plan, or to which such an Award relates, are forfeited, or if such an Award

5

otherwise terminates, expires unexercised or is canceled, then the Common Shares covered by such Award, or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination, expiration or cancellation, shall again become Common Shares with respect to which Awards may be granted in accordance with the formula described above. In addition, Common Shares that are canceled, tendered or withheld in payment of all or part of the Option Price or exercise price of an Award or in satisfaction of withholding tax obligations, and Common Shares that are reacquired with cash tendered in payment of the Option Price or exercise price of an Award, will be included in or added to the number of Common Shares available for grant under the 2018 Plan.

4.2 Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m) of the Code) either: (i) adjust any or all of (1) the aggregate number of Common Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the 2018 Plan; (2) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the 2018 Plan, provided that the number of Common Shares subject to any Award shall always be a whole number; (3) the Option Price, base price of a SAR, or purchase price with respect to any other Award under the 2018 Plan; and (4) the limits on the number of Common Shares with respect to which Awards may be granted to Participants under the 2018 Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity (or a parent entity) of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Substitute Awards. Any Common Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Common Shares available for Awards under the 2018 Plan.

4.4 Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of issued Common Shares which have been reacquired by the Company.

Section 5.	Eligibility.

Any Employee, Trustee or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Trustees shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.	Share Options And Share Appreciation Rights.

6.1 Grant. Subject to the provisions of the 2018 Plan including, without limitation, Section 3.3 above and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Common Shares subject to each Award, the Option Price or base price of a SAR and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Share Options, and to grant Non-Qualified Share Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this 2018 Plan may be granted additional Options or SARs under the 2018 Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Share Option is granted) of the Common Shares with respect to which all Incentive Share Options are exercisable for the first time by an Employee during any calendar year (under all plans described in of Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Share Options. Notwithstanding the foregoing, Options or SARs that are intended to qualify as exempt stock rights under Section 409A of the Code will only be granted to Participants with respect to which the Common Shares would constitute service recipient stock (as that term is used in Section 409A).

6

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, or awards adjusted pursuant to Section 4.2, the Option Price of an Option and base price of a SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Common Shares with respect to which the Option or SAR is granted on the date of grant of such Award. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of outstanding Options or SARs to reduce the Option Price of such Options or base price of such SARs, (ii) cancel outstanding Options or SARs and grant substitute Options or SARs with a lower Option Price than the canceled Options or a lower base price than the canceled SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current Fair Market Value of a Share in exchange for cash or other securities.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the 2018 Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Common Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Common Shares with respect to which the Option is then being exercised.

(d) Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, tendering (either actually or by attestation~~,~~) to the Company or directing the Company to withhold from the Option, Common Shares, valued at the Fair Market Value of such Common Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such tendering or withholding to be upon such terms and conditions as determined by the Committee, (iii) subject to applicable securities laws, by delivering a notice of exercise of the Option and simultaneously selling the Common Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (iv) by a combination of one or more of the foregoing methods. Until the optionee has been issued the Common Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Common Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares or a combination of cash and Common Shares. A fractional Common Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Ten Percent Share Rule. Notwithstanding any other provisions in the 2018 Plan, if at the time an Option is otherwise to be granted pursuant to the 2018 Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Common Shares of the Company or a parent or subsidiary corporation (within the meaning of Section 422(b)(6) of the Code), then any Incentive Share Option to be granted to such optionee or rights holder pursuant to the 2018 Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

7

6.6 Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a Non-Qualified Option, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances.

Section 7.	Restricted Common Shares, Restricted Common Share Units and Restricted Unit Awards.

7.1 Grant.

(a) Subject to the provisions of the 2018 Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Common Shares and Restricted Common Share Units shall be granted, the number of Restricted Common Shares and/or the number of Restricted Common Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Common Shares and Restricted Common Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Common Share and Restricted Common Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the 2018 Plan.

(b) Each Restricted Common Share and Restricted Common Share Unit Award made under the 2018 Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Common Share or Restricted Common Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Common Shares covered by the Restricted Common Share or Restricted Common Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions under which restrictions on the Common Shares may lapse or that will subject the Common Shares to forfeiture and transfer restrictions, including by reference to those performance goals enumerated in Section 11 hereof. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Common Share and Restricted Common Share Unit Awards.

(c) Subject to the provisions of the 2018 Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Unit Awards shall be granted, the number of units in the Operating Partnership to be granted to each Participant, and the other terms and conditions of such Awards. Units in the Operating Partnership awarded pursuant to a Restricted Unit Award may be subject to such terms, conditions and restrictions as determined by the Committee for periods determined by the Committee in addition to the terms, conditions and restrictions as contained in the limited partnership agreement of the Operating Partnership.

7.2 Delivery of Common Shares and Transfer Restrictions. At the time of a Restricted Common Share Award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the 2018 Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The applicable Award Agreement will specify whether a grantee has the right to receive dividends and/or the right to vote with respect to the Restricted Common Shares prior to the lapsing of transfer restrictions. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a shareholder with respect to the Restricted Common Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the share certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the Restricted Common Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to Restricted Common Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

8

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Common Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Common Share Award or in the 2018 Plan shall lapse as to the restricted Common Shares subject thereto, and a share certificate for the appropriate number of Common Shares, free of the restrictions and restricted share legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

7.4 Payment of Restricted Common Share Units. Each Restricted Common Share Unit shall have a value equal to the Fair Market Value of a Common Share. Restricted Common Share Units shall be paid in cash, Common Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend rights in respect of Restricted Common Share Units at the time of any payment of dividends to shareholders on Common Shares. Unless provided otherwise in the applicable Award Agreement or otherwise determined by the Committee at or after grant, Restricted Common Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Common Share Units and all rights of the grantee to such Restricted Common Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Common Share Units were granted and unless any other restrictive conditions relating to the Restricted Common Share Unit Award are met.

Section 8.	Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Common Shares (including but not limited to Restricted Common Shares and Restricted Common Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the 2018 Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. The Award Agreements governing Performance Awards will specify the consequences of a Termination of employment. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.	Other Share-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Share-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of the 2018 Plan. Subject to the terms of the 2018 Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award.

9

Section 10.	Non-Employee Trustee Awards.

10.1 The Board may provide that all or a portion of a Non-Employee Trustee’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Trustee) in the form of Non-Qualified Share Options, Restricted Common Shares, Restricted Common Share Units and/or Other Share-Based Awards, including unrestricted Common Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Trustee’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the 2018 Plan and applicable law.

10.2 Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Trustees pursuant to the terms of the 2018 Plan, including any Award described in Sections 6, 7 or 9 above.

10

Section 11.	Provisions Applicable To Covered Officers And Performance Awards.

11.1 Notwithstanding anything in the 2018 Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11. Accordingly, unless otherwise determined by the Committee, if any provision of the 2018 Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, Operating Partnership, operating unit, business segment or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	net income;

(f)	earnings per share;

(g)	utilization;

(h)	net investment income;

(i)	gross profit;

(j)	loan loss ratios;

(k)	share price or total shareholder return;

(l)	net asset growth;

(m)	debt reduction;

(n)	funds from operations (FFO);

(o)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;

(p)	property acquisitions;

(q)	corporate acquisitions and mergers;

(r)	equity offerings; or

(s)	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Operating Partnership, operating unit, business

11

segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Common Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any other item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

11.3 With respect to any Covered Officer, the maximum annual number of Common Shares in respect of which all Performance Awards may be granted under Section 8 of the 2018 Plan is 1,000,000.

11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Section 12.	Termination Of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.	Change In Control.

The Committee may specify in the applicable Award Agreement at or after grant, or otherwise by resolution prior to a Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.

Section 14.	Amendment And Termination.

14.1 Amendments to the 2018 Plan. The Board may amend, alter, suspend, discontinue or terminate the 2018 Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement (including applicable stock exchange listing standards) for which or with which the Board deems it necessary or desirable to comply~~.~~

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

12

14.4 Section 409A Compliance. To the extent applicable, it is intended that this 2018 Plan and any Awards granted under the 2018 Plan comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Notwithstanding any provision of this 2018 Plan or an Award Agreement to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award Agreement would cause the Participant to incur any additional tax or interest under Section 409A, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A. Notwithstanding any provision of this 2018 Plan or an Award Agreement to the contrary, none of the Company, the Operating Partnership, a Subsidiary or other Affiliate, or their respective employees, officers, directors, trustees, agents and representatives (including, without limitation, legal counsel) will not have any liability to any Participant or related party with respect to any taxes, penalties, interest or other costs or expenses incurred with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A.

Section 15.	General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the 2018 Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Common Shares, other Awards, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Common Shares or converted into additional Awards, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4 Common Share Certificates. All certificates for Common Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the 2018 Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the 2018 Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Common Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the 2018 Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the 2018 Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. The Committee may require or may permit Participants to elect that the withholding requirement applicable to an Award be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts.

15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the 2018 Plan and any Award Agreement, the terms of the 2018 Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to

13

the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this 2018 Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this 2018 Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this 2018 Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.7 No Limit on Other Compensation Arrangements. Nothing contained in the 2018 Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Common Shares, Restricted Common Share Units, Other Share-Based Awards or other types of Awards provided for hereunder.

15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the 2018 Plan, unless otherwise expressly provided in an Award Agreement.

15.9 No Rights as Shareholder. Subject to the provisions of the 2018 Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Common Shares to be distributed under the 2018 Plan until such person has become a holder of such Common Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Common Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Common Shares.

15.10 Governing Law. The validity, construction and effect of the 2018 Plan and any rules and regulations relating to the 2018 Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles.

15.11 Severability. If any provision of the 2018 Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the 2018 Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the 2018 Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the 2018 Plan and any such Award shall remain in full force and effect.

15.12 Other Laws. The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.13 No Trust or Fund Created. Neither the 2018 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.14 No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the 2018 Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.15 Headings. Headings are given to the sections and subsections of the 2018 Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the 2018 Plan or any provision thereof.

14

Section 16.	Term Of The 2018 Plan.

16.1 Effective Date. The 2018 Plan was approved by the Board on March 17, 2017. Subject to the approval of the shareholders of the Company at the Company’s 2017 annual meeting of its shareholders, the 2018 Plan shall be effective as of July 30, 2018 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the 2018 Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the 2018 Plan by the shareholders of the Company at such annual meeting.

16.2 Expiration Date. No new Awards shall be granted under the 2018 Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the 2018 Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

WHITESTONE REIT
Annual Meeting of Shareholders
May 11, 2017 10:00 AM C.D.T.
This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) James C. Mastandrea, John J. Dee, and David K. Holeman, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of WHITESTONE REIT that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 11, 2017 at the Houston Marriott Westchase Hotel, 2900 Briarpark Drive, Houston, TX 77042, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

Continued and to be signed on reverse side

V.1.1

15